AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                  by and among

                   CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
                        BANKAMERICA BUSINESS CREDIT, INC.
                                   as Lenders

                                       and

                   CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
                              as Agent for Lenders

                                       and

                                  PAMIDA, INC.
                            SEAWAY IMPORTING COMPANY
                                  as Borrowers


                               Dated: July 2, 1998



                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
SECTION 1.  DEFINITIONS................................................... 1

SECTION 2.  ACKNOWLEDGMENT AND RESTATEMENT................................ 17
        2.1  Existing Obligations......................................... 17
        2.2  Acknowledgment of Security Interests......................... 17
        2.3  Existing Agreement........................................... 17
        2.4  Restatement.................................................. 18
        2.5  Release...................................................... 18

SECTION 3.  CREDIT FACILITIES............................................. 19
        3.1  Revolving Credit Facility.................................... 19
        3.3  Letter of Credit Accommodations.............................. 19
        3.4  Loan Limits; Revolving Credit Facility Limit
        3.5  Supplemental Credit Facility Limit........................... 21
        3.6  Mandatory Prepayments........................................ 22
        3.7  Reserves..................................................... 22
        3.8  Fees......................................................... 23
        3.9  Interest..................................................... 24
        3.10  Conduct of Accounts; Cross-Collateralization................ 26
        3.11  Use of Proceeds............................................. 28
        3.12  Compensation Adjustment..................................... 28
        3.13  Changes in Laws and Increased Costs of Loans................ 29

SECTION 4.  CONDITIONS PRECEDENT TO LOANS
            AND OTHER FINANCIAL ACCOMMODATIONS.............................30

SECTION 5.  COLLATERAL.....................................................31

SECTION 6.  REPRESENTATIONS AND WARRANTIES.................................32
        6.1  Organization and Qualification............................... 33
        6.2  Corporate Power and Authority................................ 33
        6.3  Capitalization and Senior Subordinated Notes................. 33
        6.4  Compliance with Other Agreements and Applicable Law.......... 34
        6.5  Governmental Approval........................................ 35
        6.6  Chief Executive Offices; Collateral Locations................ 35
        6.7  Priority of Liens/Title to Properties........................ 35
        6.8  Tax Returns.................................................. 36
        6.9  Litigation................................................... 36



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

        6.10  Intellectual Property....................................... 36
        6.11  Accounts.................................................... 37
        6.12  Employee Benefits........................................... 37
        6.13  Environmental Compliance.................................... 38
        6.14  Investment Company.......................................... 39
        6.15  Regulation U; Securities Exchange Act of 1934............... 39
        6.16  No Material Adverse Change.................................. 39
        6.17  Financial Statements........................................ 40
        6.18  Disclosure.................................................. 40
        6.19  Labor Disputes.............................................. 40
        6.20  Corporate Name; Prior Transactions.......................... 40

SECTION 7.  ADDITIONAL COVENANTS...........................................41
        7.1  Tradenames................................................... 41
        7.2  Subsidiaries................................................. 41
        7.3  Indebtedness................................................. 42
        7.4  Limitation on Liens.......................................... 45
        7.5  Loans, Investments, Guarantees, Etc.......................... 47
        7.6  Transactions with Affiliates................................. 50
        7.7  Dividends.................................................... 51
        7.8  Maintenance of Existence..................................... 51
        7.9  Sale of Assets, Consolidation, Merger, Dissolution, Etc...... 51
        7.10  Compliance with Laws, Regulations, Etc...................... 53
        7.11  Payment of Taxes and Claims................................. 54
        7.12  Properties in Good Condition................................ 55
        7.13  Insurance................................................... 55
        7.14  Appraisals and Inventory Reports............................ 56
        7.15  Compliance with ERISA....................................... 56
        7.16  Notice of Default........................................... 57
        7.17  Financial Statements and Other Information.................. 57
        7.18  Capital Expenditures........................................ 60
        7.19  Consolidated Adjusted Cash Flow............................. 60
        7.20  Further Assurances.......................................... 60

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES................................ 61
        8.1  Events of Default............................................ 61
        8.2  Remedies..................................................... 63

SECTION 9.  COLLECTION AND ADMINISTRATION................................. 65
        9.1  Collections; Management of Collateral........................ 65
        9.2  Right of Inspection; Access.................................. 67
        9.3  Specific Powers.............................................. 67



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

SECTION 10.  EFFECTIVE DATE; TERMINATION; COSTS; MISCELLANEOUS............ 68
        10.1  Agent....................................................... 68
        10.2  Term........................................................ 68
        10.3  Expenses and Additional Fees................................ 69
        10.4  Survival of Agreement....................................... 70
        10.5  No Waiver; Cumulative Remedies.............................. 71
        10.6  Notices..................................................... 71
        10.7  Entire Agreement............................................ 72
        10.8  Amendments and Waivers...................................... 72
        10.9  Applicable Law.............................................. 72
        10.10  Successors................................................. 72
        10.11  Partial Invalidity......................................... 72
        10.12  Headings................................................... 73
        10.13  Participant's Security Interests........................... 73
        10.14  Waiver of Jury Trial....................................... 73
        10.15  Waiver of Counterclaims; Jurisdiction; Service of Process.. 73
        10.16  Indemnification............................................ 74
        10.17  Texas DTPA Waiver and Related Matters...................... 75
        10.18  Counterparts............................................... 75




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

                                INDEX TO EXHIBITS


EXHIBIT A     Jurisdictions of Qualification       Section 6.1(a)

EXHIBIT B     Subsidiaries                         Section 6.1(b)

EXHIBIT C     Chief Executive Offices              Section 6.6(a)

EXHIBIT D     Locations of Collateral              Section 6.6(a)

EXHIBIT E     Existing Liens                       Section 6.7(a), 7.4

EXHIBIT F     Pending Litigation                   Section 6.9

EXHIBIT G     Environmental Violations             Section 6.13

EXHIBIT H     Collective Bargaining Agreements     Section 6.19

EXHIBIT I     Corporate Name; Tradenames;
                Prior Transactions                 Sections 6.20, 7.1

EXHIBIT J     Existing Indebtedness                Section 7.3

EXHIBIT K     Existing Loans, Investments and
                Guarantees                         Section 7.5



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

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


     AGREEMENT dated as of July 2, 1998 by and among Pamida, Inc., a Delaware corporation ("Pamida", as hereinafter further defined), Seaway Importing Company, a Nebraska corporation ("Seaway", as hereinafter further defined, and together with Pamida, each individually a "Borrower" and collectively, "Borrowers", as hereinafter further defined), Congress Financial Corporation (Southwest), a Texas corporation (in its individual capacity "Congress", as hereinafter further defined), BankAmerica Business Credit, Inc., a Delaware corporation, formerly known as BA Business Credit, Inc. ("BABC", as hereinafter further defined, and together with Congress, each individually a "Lender" and collectively, "Lenders", as hereinafter further defined) and Congress Financial Corporation (Southwest), as Agent for Lenders (in such capacity, the "Agent", as hereinafter further defined).


                              W I T N E S S E T H:


     WHEREAS, Agent and Lenders have heretofore entered into certain financing arrangements with Borrowers as set forth in the Existing Agreement (as hereinafter defined) pursuant to which Lenders or Agent on behalf of Lenders have made loans and advances and provided other financial accommodations to Borrowers;

     WHEREAS, Borrowers have requested that Lenders and Agent extend, modify and restate the existing financing arrangements with Borrowers;

     WHEREAS, Agent and Lenders are willing to extend, modify and restate the existing financing arrangements, subject to the terms and conditions contained herein and in the other Financing Agreements (as defined below);

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Agent, Lenders and Borrowers hereby mutually covenant, warrant and agree as follows (the covenants, warranties and agreements of Borrowers, except as otherwise expressly set forth herein, being joint and several):

SECTION 1.  DEFINITIONS

     For the purposes of this Agreement and the other Financing Agreements, the following terms shall have the respective meanings given to them below:

     1.1 "Account Debtor" shall mean each debtor or obligor in any way obligated on or in connection with any Account.

     1.2 "Accounts" shall mean all present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, including, without limitation, all obligations for the payment of money arising out of the sale, lease or other disposition of goods or other property or rendition of services and including, without limitation, Credit Card Receivables.

     1.3 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the maximum reserve percentage, expressed as a decimal (rounded upwards, if necessary, to the nearest six hundred twenty-five ten thousandths (.0625%) percent), prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank (or, if greater, in a non-United States or an international banking office of any Lender, provided, that, Agent shall have received from such Lender prior written notice of such greater reserve percentage) used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank (or such other Lender) actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage (or, if later, upon the receipt by Agent of written notice from any Lender of such greater reserve percentage).

     1.4 "Affiliate" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of voting securities of such Person or other equity interests in such Person; (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of voting securities or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests; and (c) any director or officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.5 "Agent" shall mean Congress Financial Corporation (Southwest), a Texas corporation, acting in its capacity as agent for itself and BankAmerica Business Credit Inc., formerly known as BA Business Credit Inc., and any successor or replacement agent, and not as a Lender, as defined below.

     1.6 "Asset Sale" shall mean any direct or indirect sale, conveyance, transfer, lease (including by means of a sale-leaseback) or other disposition to any Person other than Pamida or a Subsidiary of Pamida, in one transaction or a series of related transactions, of (a) any capital stock of any Subsidiary of Pamida or (b) any other property or asset of Pamida or any



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

Subsidiary of Pamida, in each case other than Inventory in the ordinary course of business and obsolete equipment and other than isolated transactions which do not exceed $500,000 individually. For the purposes of this definition, the term "Asset Sale" shall not include (i) sales of Cash Equivalents which are reinvested in Cash Equivalents within thirty (30) days of such sale, (ii) sales of receivables not a part of a sale of the business from which they arose or any disposition of properties and assets of Pamida or any Subsidiary that is governed under and complies with Section 7.9(a) hereof or (iii) exchanges of properties and assets of Pamida or any Subsidiary for similar properties and assets of any Person other than Pamida or a Subsidiary of Pamida.

     1.7 "BABC" shall mean BankAmerica Business Credit, Inc., formerly known as BA Business Credit, Inc., a Delaware corporation, and its successors and assigns.

     1.8 "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.9 "Blocked Account" shall have the meaning set forth in Section 9.1 hereof.

     1.10 "Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     1.11 "Borrowers" shall mean, individually and collectively, jointly and severally, Pamida and Seaway and their respective successors and assigns.

     1.12 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank, Agent and Lenders are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     1.13 "Capital Expenditures" shall mean all expenditures for any fixed or capital assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of increased product service charges, offset items or otherwise (but shall not include for purposes of Section 7.18: (a) any such expenditures which have been previously specifically identified in reports thereof furnished by Borrowers to Agent and, subject to the terms and conditions contained herein, are allocated to Supplemental Loans under the Supplemental Credit Facility at the request of Borrowers and (b) capitalized lease payments).



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

     1.14 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrowers) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one (1) year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

     1.15 "Change of Control" shall mean (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of Holdings to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than an Affiliate of Holdings; (b) the merger or consolidation of Holdings with or into another corporation with the effect that the then existing shareholders of Holdings hold less than fifty (50%) percent of the combined voting power of the then outstanding securities of the surviving corporation in such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors; (c) the replacement of a majority of the Board of Directors of Holdings, over a one (1) year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved or nominated for election by a vote of at least a majority of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved; (d) a Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange
Act) of securities of Holdings representing thirty (30%) percent or more of the combined voting power of the then outstanding securities of Holdings ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors; or (e) Holdings fails to own a majority of the combined voting power of the outstanding voting stock of Pamida. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if one or more of the above events occur or circumstances exist and, after giving effect thereto, the Senior Subordinated Notes are rated BBB- or better by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or Baa3 or better by Moody's Investors Service, Inc.



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

     1.16 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.17 "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.18 "Commitment Percentage" shall mean, with respect to the making of Loans and any other Obligations, for Congress, sixty (60%) percent, and for BABC, forty (40%) percent.

     1.19 "Congress" shall mean Congress Financial Corporation (Southwest), a Texas corporation, in its individual capacity as Lender, and its successors and assigns.

     1.20 "Consolidated Adjusted Cash Flow" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the consolidated net income or loss of such Person and its Subsidiaries (excluding to the extent included therein any non-cash gains from extraordinary items and any losses arising from the early extinguishment of the Senior Subordinated Notes) after deducting all charges which should be deducted before arriving at consolidated net income or loss for such period, all as determined in accordance with GAAP and after deducting the Provision for Taxes for such period, plus (b) depreciation for such period, plus (c) amortization for such period, including, without limitation, amortization of capitalized debt issuance costs, plus (d) any increases (or minus any decreases) in any LIFO reserve for such period, plus (e) other non-cash charges for such period (to the extent deducted in the computation of net income or loss) all in accordance with GAAP, minus (f) Capital Expenditures made or accrued during such period (to the extent not otherwise deducted in the computation of net income or loss), minus (g) payments made or accrued in respect of dividends on or redemptions of any shares of capital stock of such Person and its Subsidiaries or pursuant to any tax sharing arrangements or management or consulting fees during such period (to the extent not otherwise deducted in the computation of net income or loss), minus (h) payments made or accrued in respect of principal owing on any Indebtedness for borrowed money (including, without limitation, Indebtedness for borrowed money pursuant to any intercompany loans between Affiliates, except to the extent such Indebtedness is eliminated in the consolidation of the financial statements of such Person and its Subsidiaries in accordance with GAAP) or payments made or accrued in respect of capitalized leases other than the portion of such payments attributable to imputed interest with respect to such capitalized leases (other than as to Borrowers, repayments of the Loans to Agent and/or Lenders made through the application of customer remittances or other proceeds from sales of Inventory in the ordinary course).

     1.21 "Consolidated Pre-Tax Net Income" shall mean, with respect to any Person, for any period, the aggregate of the net income or loss of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any non-cash gains from extraordinary items) after deducting all charges which should be deducted before arriving at the net income or loss for such period and before deducting the Provision for Taxes for such period, all as determined in accordance with GAAP, provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the



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

equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule of government regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, net income excludes any gain (but not loss), together with any related Provision for Taxes for such gain (but not loss), realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business, or of any capital stock of such person or a Subsidiary of such person.

     1.22 "Credit Card Receivables" shall mean collectively, (a) all present and future rights of Borrowers to payment from any credit card issuer, credit card processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card, (b) all present and future rights of Borrowers to payment from any credit card issuer, credit card processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any credit card issuer or credit card processor.

     1.23 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the businesses of Borrowers which Inventory is acceptable to Agent based on the criteria set forth below. Subject to the terms and conditions contained herein, Eligible Inventory shall not include (a) Inventory at premises other than those owned and controlled by Borrowers, except for (i) Inventory at the retail store locations leased and operated by Pamida, (ii) Inventory at any distribution centers leased and operated by Pamida, provided, that, Agent shall have received an agreement in writing from the owner and lessor of such premises in form and substance satisfactory to Agent acknowledging Agent's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Agent access to, and the right to remain on, the premises so as to exercise Agent's rights and remedies and otherwise deal with the Collateral, (iii) Inventory outside the continental United States and in transit to premises of Borrowers in the continental United States which are owned and controlled by Borrowers or leased and operated by Borrowers, provided, that, (A) Agent has a first priority perfected security interest in, and control and possession of, all originals of documents of title and such other documents as may be required in connection therewith and (B) such Inventory is not subject to any Letter of Credit Accommodation, and (iv) Inventory in transit within the continental United States from and to premises owned and controlled by Borrowers or leased and operated by Borrowers; (b) slow moving or obsolete Inventory; (c) damaged Inventory; (d) Inventory to be returned by Borrowers to vendors; (e) packaging and shipping materials; (f) supplies used or consumed in Borrowers' businesses; (g) Inventory subject to a security interest or lien in



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

favor of any person other than Agent and Lenders; (h) Inventory at the premises of third parties; (i) defective goods; (j) Inventory purchased or held on consignment; (k) samples; (l) bill and hold goods; and (m) Inventory which is not subject to the first priority perfected security interest of Agent and Lenders. General criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no written notice thereof from Borrowers, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. In determining such acceptability Agent may, but need not, rely on reports and schedules of Inventory furnished to Agent by Borrowers, but reliance thereon by Agent from time to time shall not be deemed to limit Agent's right to revise standards of eligibility at any time in accordance with the terms hereof. Any Inventory which Agent determines to be ineligible or unacceptable for lending purposes at any time shall nevertheless be and remain at all times part of the Collateral.

     1.24 "Eligible Real Property" shall mean the Omaha Real Property owned by Pamida which is and remains at all times subject to the first priority, valid, enforceable and perfected security interests, and mortgages and liens of, Agent and Lenders pursuant to the Mortgages and for which Agent has received an appraisal in form, scope and methodology acceptable to Agent and Lenders and by an appraiser acceptable to Agent and Lenders addressed to Agent and on which Agent is expressly permitted to rely as required under Section 7.14 hereof. Any real property of Borrowers which is ineligible or unacceptable for lending purposes at any time shall nevertheless be and remain at all times part of the Collateral.

     1.25 "Environmental Laws" shall mean all Federal, State and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, and environmental matters, as now or at any time hereafter in effect, applicable to Borrowers' business and facilities (whether or not owned by it). Such laws and regulations include, but are not limited to, the Resource Conservation and Recovery Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Toxic Substances Control Act, as amended; the Clean Water Act, as amended; the Clean Air Act, as amended; the Hazardous Materials Transportation Act, as amended; state and federal superlien and environmental cleanup programs; and U.S. Department of Transportation and Environmental Protection Agency regulations.

     1.26 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.27 "ERISA Affiliate" shall mean any (a) corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as Borrowers, (b) partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of
Section 414(c) of the Code) with Borrowers, and (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Borrowers.

     1.28 "Eurodollar Rate" shall mean, with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next six hundred twenty-five ten thousandths (.0625%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

     1.29 "Eurodollar Rate Loans" shall mean, individually and collectively, Eurodollar Rate Revolving Loans and Eurodollar Rate Supplemental Loans.

     1.30 "Eurodollar Rate Revolving Loans" shall mean any Revolving Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.31 "Eurodollar Rate Supplemental Loans" shall mean any Supplemental Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.32 "Event of Default" shall have the meaning set forth in Section 8 hereof.

     1.33 "Excess Availability" shall mean the amount, as determined by Agent, as of any date, equal to:

          (a) the lesser of: (i) the amount of the Revolving Credit Availability as determined by Agent and (ii) the Maximum Credit,

                                      MINUS

          (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (other than the principal amount of the Supplemental Loans), plus
(ii) the aggregate amount of all then outstanding and unpaid trade payables which are past due.

     1.34 "Existing Agreement" shall mean the Loan and Security Agreement, dated March 30, 1993, by and among Agent, Lenders and Borrowers.

     1.35 "Existing Letter of Credit Accommodations" shall mean, collectively, the Letter of Credit Accommodations arranged for by Agent for the account of Borrowers prior to the date hereof under the Existing Agreement.

     1.36 "Financing Agreements" shall mean, collectively, this Agreement, together with all other agreements, documents and instruments heretofore, now or at any time hereafter executed and/or delivered by Borrowers or any other person with, to or in favor of Agent and/or Lenders in connection herewith or related hereto, as this Agreement and such other agreements, documents or instruments now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.37 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination except that, for purposes of Sections 7.18 and 7.19, GAAP shall be determined on the basis of such principles as in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent and Lenders prior to the date hereof.

     1.38 "Guarantors" shall mean, individually and collectively, jointly and severally, Holdings and Transportation and their respective successors and assigns.

     1.39 "Hazardous Materials" shall mean any hazardous, toxic or dangerous waste, substance or material defined as such under any Environmental Laws, including, without limitation, (a) those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, Section 311 of the Clean Water Act, and in the regulations promulgated pursuant to such laws; (b) those substances listed in the U.S. Department of Transportation Table or by the Environmental Protection Agency (or any successor agency) as hazardous substances; (c) such other substances, materials and wastes that are or become regulated under applicable local, state or federal law, or that are classified as hazardous or toxic under other applicable federal, state, or local laws or regulations; and
(d) any material, waste or substance that is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) flammable explosives, or (v) radioactive materials. In the event that any of the applicable Environmental Laws are amended so as to broaden the meaning of any of the above-referenced terms, such broader meaning shall apply subsequent to the effective date of such amendment.

     1.40  "Holdings"  shall  mean  Pamida  Holdings  Corporation,   a  Delaware
corporation, and its successors and assigns.

     1.41 "Indebtedness" shall mean, as to any Person, all items which, in accordance with GAAP, consistently applied, would be included in determining total liabilities of such Person shown on the liability side of its balance sheet as at the date such Indebtedness is to be calculated and, in any event, shall include any liabilities secured by any mortgage, pledge, lien or security interest existing on any of its properties or assets.

     1.42 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2) or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.43 "Interest Rate" shall mean (a) as to Prime Rate Revolving Loans, a rate equal to the Prime Rate per annum, (b) as to Prime Rate Supplemental Loans, a rate equal to one quarter of one (1/4%) percent per annum in excess of the Prime Rate, (c) as to Eurodollar Rate Revolving Loans, a rate equal to two and one-quarter (2-1/4%) percent per annum in excess of the Adjusted Eurodollar Rate, and (d) as to Eurodollar Rate Supplemental Loans, a rate equal to two and one-half (2-1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case as to Eurodollar Rate Loans to Borrowers based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect three
(3) Business Days after the date of receipt by Lender of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers); provided, that:

          (i) subject to the terms and conditions set forth herein, the Interest Rate shall be reduced as follows:

               (A) as to Eurodollar Rate Revolving Loans, to a rate equal to two (2%) percent per annum in excess of the Adjusted Eurodollar Rate, as to Eurodollar Rate Supplemental Loans, to a rate equal to two and one-quarter (2-1/4%) percent per annum in excess of the Adjusted Eurodollar Rate and as to Prime Rate Supplemental Loans, to a rate equal to the Prime Rate per annum, in each case effective on the first day of the month, after each of the following conditions is satisfied as determined by Agent: (1) either: (aa) Pamida shall have received not less than $15,000,000 in cash or other immediately available funds either as the net proceeds from the one time issuance and sale by Pamida to Holdings of shares of common stock of Pamida (which sale shall be on terms acceptable to Agent) or as a contribution to the capital of Pamida by Holdings, in either case with proceeds received by Holdings from the sale of equity securities, which funds shall be available to Borrowers for working capital or the development of new retail store locations of Borrowers and other related operating facilities pursuant to the purchase of land for such stores or other facilities and the construction of the stores or other facilities on such land or (bb) the Consolidated Pre- Tax Net Income of Pamida and its Subsidiaries for the fiscal year of Pamida ending on or about January 31, 1999 as set forth in the audited financial statements of Pamida and its Subsidiaries for such fiscal year delivered to Agent, together with the unqualified opinion of the independent certified public accountants of Borrowers, in accordance with
Section 7.17 hereof, shall be not less than $6,624,000 and (2) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing;

               (B) as to Eurodollar Rate Revolving Loans, to a rate equal to one and three- quarters (1-3/4%) percent per annum in excess of the Adjusted Eurodollar Rate, as to

Eurodollar Rate Supplemental Loans, to a rate equal to two (2%) percent per annum in excess of the Adjusted Eurodollar Rate (in the event that the rates for such Loans have previously been reduced pursuant to clause (A) of the definition above and if not, then as to Eurodollar Rate Revolving Loans, to a rate equal to two (2%) percent per annum in excess of the Adjusted Eurodollar Rate and as to Eurodollar Rate Supplemental Loans, to a rate equal to two and one-quarter (2 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate) and as to Prime Rate Supplemental Loans, to a rate equal to the Prime Rate per annum (if such rate has not already been so reduced pursuant to clause (A) of this definition above), in each case effective as of the first day of the month after each of the following conditions is satisfied as determined by Agent: (1) either
(aa) if Pamida shall not have received $15,000,000 or more in cash or other immediately available funds as described in clause (A)(1)(aa) of this definition above during the fiscal year of Pamida ending on or about January 31, 1999, then if Pamida shall have received not less than $15,000,000 in cash or other immediately available funds either as the net proceeds from the one time issuance and sale by Pamida to Holdings of shares of common stock of Pamida (which sale shall be on terms acceptable to Agent) or as a contribution to the capital of Pamida by Holdings, in either case with proceeds received by Holdings from the sale of equity securities, which funds shall be available to Borrowers for working capital or the development of new retail store locations of Borrowers and other related operating facilities pursuant to the purchase of land for such stores or other facilities and the construction of the stores or other facilities on such land or (bb) the Consolidated Pre-Tax Net Income of Pamida and its Subsidiaries for the fiscal year of Pamida ending on or about January 31, 2000 as set forth in the audited financial statements of Pamida and its such Subsidiaries for such fiscal year delivered to Agent, together with the unqualified opinion of the independent certified public accountants of Borrowers, in accordance with Section 7.17 hereof, shall be not less than the greater of $6,624,000 or the amount equal to eighty (80%) percent of the Consolidated Pre-Tax Net Income of Pamida and its Subsidiaries for the fiscal year of Pamida ending on or about January 31, 2000 as set forth in the projected statements of income and balance sheets of Pamida and its Subsidiaries received by Agent pursuant to Section 7.17(a)(vi) hereof and (2) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing;

          (ii) notwithstanding anything to the contrary contained in this Agreement or in any of the other Financing Agreements, the Interest Rate, as to Prime Rate Loans and Eurodollar Rate Loans, shall mean the rate two (2%) percent per annum more than the otherwise then applicable Interest Rate, at Lender's option, without notice, (A) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing, and (B) on Revolving Loans at any time outstanding in excess of the Revolving Credit Availability and on Supplemental Loans at any time outstanding in excess of the Supplemental Credit Availability (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default).

     1.44 "Interest Rate Protection Obligations" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     1.45 "Inventory" shall mean all of Borrowers' now owned and hereafter acquired inventory, wherever located, including, without limitation, all raw materials, work-in-process, finished and semi-finished inventory of any kind, nature or description, including, without limitation, all wrapping, packaging, advertising and shipping materials, and any other personal property held for sale, exchange or lease or furnished or to be furnished or used or consumed in the business or in connection with the manufacturing, packaging, shipping, advertising, selling or furnishing of such goods, inventory, merchandise and other personal property, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest therein and thereto, and the proceeds (including, without limitation, all proceeds of insurance with respect thereto, including the proceeds of any applicable casualty insurance) and products of all of the foregoing; and all ledgers, books of account, records, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

     1.46 "Lenders" shall mean, individually and collectively, Congress and BABC and their respective successors and assigns.

     1.47 "Letter of Credit Accommodations" shall mean the letters of credit and merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent on behalf of Lenders for the account of a Borrower or any Obligor or (b) with respect to which Agent on behalf of Lenders has agreed to indemnify the issuer or guaranteed to the issuer the performance by a Borrower of its obligations to such issuer (including, without limitation, the Existing Letters of Credit).

     1.48 "Loans" shall mean Revolving Loans and Supplemental Loans.

     1.49 "Maximum Credit" shall mean $125,000,000.

     1.50 "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents, dated March 30, 1993, by Pamida in favor of Agent, with respect to the Omaha Real Property (other than the real property located at 10330 I Street, Omaha, Nebraska) and
(b) the Leasehold Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents, dated March 30, 1993, by Pamida in favor of Agent, with respect to the real property and related assets of Pamida located at 10330 I Street, Omaha, Nebraska.

     1.51 "Net Recovery Cost Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the expected recovery on the aggregate amount of the Inventory at such time on a "going out of business sale" basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.14, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to appraisal.

     1.52 "Note Indenture" shall mean the Indenture, dated as of March 15, 1993, by and among Pamida, as issuer, Holdings, as guarantor and State Street Bank and Trust Company, as trustee in connection with the Senior Subordinated Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.53 "Obligations" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by either or both of Borrowers to Agent and/or either or both of Lenders and any Participant, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising hereunder, under the other Financing Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term hereof or after the commencement of any case with respect to Borrowers under the U.S. Bankruptcy Code or any similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable either in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Agent and/or Lenders, including from any other person outright, conditionally or as collateral security, by assignment, merger with any other person, participations or interests of Agent or Lenders in the obligations of Borrowers to others, assumption, operation of law, subrogation or otherwise. Without limiting the generality of the foregoing, "Obligations" shall include: (a) Borrowers' liability to Agent or Lenders for all balances owing to Lenders in any account maintained on Agent's or Lenders' books under this Agreement or the other Financing Agreements, (b) Borrowers' liability to Agent or Lenders as maker or endorser of any promissory note or other instrument for the payment of money, Borrowers' liability to Agent or Lenders under any instrument of guarantee or indemnity, or arising under or with respect to any letter of credit, acceptance, instrument, guarantee, endorsement or undertaking which Agent or Lenders may make, endorse or issue to others for the account of Borrowers, (c) Indebtedness owing by Borrowers to Agent or Lenders or to present or future Affiliates or Participants of or with Agent or Lenders arising under or in connection with any of the foregoing types of agreements, instruments or transactions, and (d) all principal, interest, financing charges, early termination and other fees, commissions and expenses payable to Agent or Lenders, including, but not limited to, attorneys' and accountants' fees and disbursements chargeable to Borrowers and due from Borrowers under this Agreement or the other Financing Agreements.

     1.54 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

     1.55 "Omaha Real Property" shall mean the real property of Pamida, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, located at 8800 F Street, Omaha, Nebraska, 8720 F Street, Omaha, Nebraska, 10330 I Street, Omaha, Nebraska and 10550 I Street, Omaha, Nebraska.

     1.56 "Participant" shall mean any Person which at any time participates with either of Lenders in respect of the Revolving Loans, the Supplemental Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

     1.57 "Payment Account" shall have the meaning set forth in Section 9.1 hereof.

     1.58 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any subchapter "S" corporation, as defined in the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.59 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.60 "Prime Rate Loans" shall mean, individually and collectively, the Prime Rate Revolving Loans and the Prime Rate Supplemental Loans.

     1.61 "Prime Rate Revolving Loans" shall mean any Revolving Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

     1.62 "Prime Rate Supplemental Loans" shall mean any Supplemental Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

     1.63 "Provision for Taxes" shall mean with respect to any fiscal year of any Person and its Subsidiaries, an amount equal to all taxes imposed on or measured by net income, whether Federal, State or local, and whether foreign or domestic, that are paid or payable by any Person and its Subsidiaries in respect of such fiscal year on a consolidated basis in accordance with GAAP.

     1.64 "Reference Bank" shall mean First Union National Bank, or such other bank as Agent may from time to time designate, provided, that, such other bank is a member of the

Federal Reserve System and has combined capital and surplus and undivided profits of not less than $250,000,000.

     1.65 "Refinancing Indebtedness" shall have the meaning set forth in Section 7.3(k) hereof.

     1.66 "Renewal Date" shall have the meaning set forth in Section 10.2(a) hereof.

     1.67 "Revolving Credit Availability" shall mean, at any time, (a) the lesser of (i) the amount of the Revolving Loans available to Borrowers as of such time calculated based on the applicable lending percentage multiplied by the Value of Eligible Inventory, as set forth in Section 3.1 hereof, as determined in good faith by Agent, or (ii) the Revolving Credit Facility Limit minus (b) the reserves established pursuant to Section 3.7 hereof allocated by Agent to the Revolving Credit Facility at such time. The term "Revolving Credit Availability" is used herein to mean the amount of Revolving Loans available without any reduction for the amount of Revolving Loans or Letter of Credit Accommodations then outstanding.

     1.68 "Revolving Credit Facility" shall mean the secured revolving line of credit provided by Lenders to Borrowers consisting of the Revolving Loans and Letter of Credit Accommodations as provided for hereunder and under the other Financing Agreements.

     1.69 "Revolving Credit Facility Limit" shall mean, at any time, the amount equal to (a) the Maximum Credit minus (b) the then outstanding Obligations arising pursuant to the Supplemental Loans.

     1.70 "Revolving Loans" shall mean the secured loans and advances at any time made by Agent for and on behalf of Lenders to Borrowers or for the benefit of Borrowers pursuant to the Revolving Credit Facility as provided in Section
3.1 hereof, on a revolving basis (involving advances, repayments and readvances), subject to the terms and conditions of this Agreement and the other Financing Agreements.

     1.71 "Sale-Leaseback Transaction" shall mean any arrangement with any Person providing for the leasing by Borrowers or any Subsidiary of Borrowers of any real or tangible personal property, which property has been or is to be sold or transferred by Borrowers or such Subsidiary to such Person in contemplation of such leasing.

     1.72 "Senior Subordinated Notes" shall mean, individually and collectively, the 11 3/4% Senior Subordinated Notes due 2003 issued by Pamida pursuant to the
Note Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

     1.73 "Subsidiary" or "subsidiary" shall mean any corporation, association or organization, active or inactive, as to which more than fifty (50%) percent of the outstanding voting stock or shares or interests shall now or hereafter be owned or controlled, directly or indirectly, by Borrowers, any Subsidiary of Borrowers, or any Subsidiary of such Subsidiary.

     1.74 "Supplemental Credit Availability" shall mean, at any time, (a) the lesser of (i) the amount of the Supplemental Loans available to Borrowers as of such time calculated based on the applicable percentages multiplied by the value of the Eligible Real Property and the Value of Eligible Inventory as set forth in Section 3.2 hereof, as determined in good faith by Agent, or (ii) the Supplemental Credit Facility Limit minus (b) the reserves established pursuant to Section 3.7 hereof allocated by Agent to the Supplemental Credit Facility at such time. The term "Supplemental Credit Availability" is used herein to mean the amount of Supplemental Loans available without any reduction for the amount of Supplemental Loans then outstanding.

     1.75 "Supplemental Credit Facility" shall mean the secured revolving line of credit provided by Lenders to Borrowers consisting of the Supplemental Loans as provided for hereunder and under the other Financing Agreements.

     1.76 "Supplemental Credit Facility Limit" shall mean $25,000,000.

     1.77 "Supplemental Loans" shall mean the secured loans and advances at any time made by Agent for and on behalf of Lenders to Borrowers or for the benefit of Borrowers pursuant to the Supplemental Credit Facility as provided in Section
3.2 hereof, on a revolving basis (involving advances, repayments and readvances), subject to the terms and conditions of this Agreement and the other Financing Agreements.

     1.78 "Tradename" shall have the meaning set forth in Section 7.1 hereof.

     1.79 "Transportation" shall mean Pamida Transportation Company, a Nebraska corporation, and its successors and assigns.

     1.80 "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

     1.81 "Value" or "value" shall mean, as determined by Agent, with respect to the Eligible Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP consistently applied or (b) market value, as determined by Agent in good faith.

     1.82 "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     1.83 ACCOUNTING TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP, consistently applied, except as otherwise stated herein.

     1.84 OTHER DEFINED TERMS. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.85 UNIFORM COMMERCIAL CODE DEFINITIONS. All terms used herein which are not specifically defined herein which are defined or used in the UCC shall have the meanings given or used in the UCC.

     1.86 INTERPRETATION. For purposes of this Agreement, unless the context otherwise requires, all other terms hereinbefore or hereinafter defined, including but not limited to those terms defined in the recitals hereto, shall have the meanings herein assigned to such terms. All references to Borrowers wherever used herein shall mean both and each of them and their respective successors and assigns, individually and collectively, jointly and severally. All references to any other Persons pursuant to the definitions set forth in the recitals hereto or otherwise shall include their respective successors and assigns. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural, unless the context otherwise requires.


SECTION 2.  ACKNOWLEDGMENT AND RESTATEMENT

     2.1 EXISTING OBLIGATIONS. Each of Borrowers hereby acknowledges, confirms and agrees that Borrowers are indebted to Agent and Lenders, as of the close of business on June 30, 1998, for loans and advances to Borrowers under the Existing Agreement in the aggregate principal amount of $45,924,236.35 and for Letter of Credit Accommodations in the aggregate amount of $7,215,779.30, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever. Without limiting the generality of the foregoing, each of Borrowers hereby acknowledges, confirms and agrees that its Guarantee of the Obligations of the other Borrower to Agent and Lenders is in full force and effect as of the date hereof, and its obligations thereunder are unconditionally owing to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

     2.2 ACKNOWLEDGMENT OF SECURITY INTERESTS.

          (a) Each of Borrowers hereby acknowledges, confirms and agrees that each of Agent and Lenders has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to each of Agent and Lenders pursuant to the Existing Agreement to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent or any Lender.

          (b) The liens and security interests of Agent and Lenders in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Agreement, this Agreement or any of the other Financing Agreements.

     2.3 EXISTING AGREEMENT. Each of Borrowers hereby acknowledges, confirms and agrees that: (a) the Existing Agreement has been duly executed and delivered by Borrowers and is in full force and effect as of the date hereof; (b) the agreements and obligations of Borrowers contained in the Existing Agreement constitute the legal, valid and binding obligations of each of Borrowers enforceable against it in accordance with their respective terms and Borrowers have no valid defense to the enforcement of such obligations; and (c) Agent and Lenders are entitled to all of the rights and remedies provided for in the Existing Agreement.

     2.4 RESTATEMENT.

          (a) Except as otherwise stated in Section 2.2 hereof and this Section 2.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements, except that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Borrowers for the Obligations evidenced by or arising under the Existing Agreement or the security interests, liens and other interests in the Collateral heretofore granted, pledged and/or assigned to Agent or any Lender. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Borrowers evidenced by or arising under the Existing Agreement, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

          (b) The principal amount of the Loans and Letter of Credit Accommodations outstanding as of the date hereof under the Existing Agreement shall be allocated to the Loans and Letter of Credit Accommodations hereunder in the same amounts as are outstanding as of the date hereof, and as between Revolving Loans and Supplemental Loans in such amounts as Pamida may request, subject to the terms and conditions hereof, or if Agent does not receive such request as of the date hereof, then as Agent shall determine.

     2.5 RELEASE. Each of Borrowers, for itself and its successors and assigns, does hereby remise, release, discharge and hold Agent and each Lender, its officers, directors, agents and employees and their respective predecessors, successors and assigns harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which Borrowers, or their respective successors or assigns has had or may now or hereafter claim to have against Agent or any Lender or its officers, directors, agents and employees and their respective predecessors, successors and assigns in any way arising from or connected with the Existing Agreement or the arrangements set forth therein or transactions thereunder up to and including the date hereof (except as to the specific exceptions of Borrowers to charges for interest, fees, costs and expenses set forth in the most recent monthly statement of Borrowers' loan account sent by Agent to Borrowers pursuant to Section 3.10(g) hereof, which statement shall be presumed correct, except to the extent Agent receives such specific exceptions within forty-five (45) days after the date of such statement).


SECTION 3.  CREDIT FACILITIES

     3.1 REVOLVING CREDIT FACILITY.

          (a) Subject to, and upon the terms and conditions contained herein and in the other Financing Agreements, each of Lenders severally, but not jointly, agrees to lend to Borrowers and authorizes and appoints Agent to make Revolving Loans to Borrowers, for the account of and as Agent for Lenders, from time to time in amounts requested by Borrowers up to the amount equal to: (i) the lesser of (A) sixty-five (65%) percent of the Value of the Eligible Inventory of Borrowers or (B) the Revolving Credit Facility Limit, minus (ii) any reserves established pursuant to Section 3.7 hereof allocated by Agent to the Revolving Credit Facility.

          (b) Agent may, from time to time, upon not less than three (3) days prior notice to Borrowers, reduce the lending formula with respect to Eligible Inventory set forth above to the extent that Agent determines in good faith that the nature, quality or mix of the Inventory has deteriorated. In determining whether to reduce the lending formula, Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible
Inventory or in establishing reserves. To the extent Agent shall have established a reserve which is sufficient to address any event, condition or matter in a manner satisfactory to Agent in good faith, Agent shall not also exercise its rights under this Section 3.1(b) to reduce the lending formulas to address such event, condition or matter. The amount of any reduction in the lending formula by Agent pursuant to this Section 3.1(b) shall have a reasonable relationship to the matter which is the basis for such a reduction.

     3.2 SUPPLEMENTAL CREDIT FACILITY. Subject to, and upon the terms and conditions contained herein and in the other Financing Agreements, each of Lenders severally, but not jointly, agrees to lend to Borrowers and authorizes and appoints Agent to make Supplemental Loans to Borrowers, for the account of and as Agent for Lenders, from time to time in amounts requested by Borrowers up to the amount equal to: (a) the lesser of (i) the amount equal to the sum of:
(A) seventy (70%) percent of the fair market value of the Eligible Real Property as set forth in the most recent appraisal of the Real Property received by Agent in form, scope and methodology acceptable to Agent and Lenders by an appraiser acceptable to Agent and Lenders addressed to Agent and on which Agent is expressly permitted to rely, plus (B) ten (10%) percent of the Value of the Eligible Inventory or (ii) the Supplemental



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

Credit Facility Limit,  MINUS (b) any reserves  established  pursuant to Section
3.7 hereof allocated by Agent to the Supplemental Credit Facility.

     3.3 LETTER OF CREDIT ACCOMMODATIONS.

          (a) Subject to, and upon the terms and conditions contained herein, at the request of Pamida, Agent agrees, for the ratable risk of Lenders, to provide or arrange for Letter of Credit Accommodations to be issued for the account of Borrowers containing terms and conditions acceptable to Agent and the issuer thereof.

          (b) The extension of such Letter of Credit Accommodations by Agent shall be subject to the satisfaction of each of the following additional conditions precedent: (i) the Excess Availability on the date of the proposed issuance of the Letter of Credit Accommodations shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (1) the percentage equal to one hundred (100%) percent minus the applicable percentage set forth in Section 3.1 multiplied by the landed cost of such Eligible Inventory, plus (2) the freight, taxes, duty and other amounts which Agent estimates must be paid for or in connection with such Inventory upon arrival and for delivery to and within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose, one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent or Lenders with respect thereto, (ii) if any of such Letter of Credit Accommodations is for the purpose of purchasing goods, Agent and Lenders shall have a valid and perfected first security interest in and lien upon goods being acquired in connection therewith, (iii) the form and content of all such Letter of Credit Accommodations shall be reasonably satisfactory to Agent and all documents, instruments, notices and statements relating thereto, if any, which Agent may reasonably request, shall be promptly delivered to Agent; and (iv) Borrowers shall have fully complied to Agent's reasonable satisfaction with all terms and provisions hereof and of the terms and provisions of any agreements relating to the Letter of Credit Accommodations in form and substance acceptable to Agent or Lenders now or hereafter entered into between Borrowers, Agent and Lenders, including the payment of all fees, commissions and charges set forth herein and therein.

          (c) Borrowers hereby agree to and do indemnify Agent and each of Lenders with respect to any loss, cost, liability or expense which Agent and either of Lenders may suffer or incur in connection with the Letter of Credit Accommodations. Borrowers further agree that any payments made or other obligations incurred by Agent or Lenders in connection with Letter of Credit Accommodations are part of the Obligations, and shall be payable in accordance with the terms hereof and of the other Financing Agreements. Any such payments made or obligations incurred by Agent on behalf of Lenders, including, without limitation, any of the same made after termination or non-renewal of this Agreement or the other Financing Agreements with respect to Letter of Credit Accommodations provided to Borrowers prior to such termination or non-renewal, shall automatically be treated for purposes hereof as Revolving Loans and shall accrue interest at the Interest Rate with respect to Revolving Loans then payable by Borrowers commencing on the date such payment is made by Agent.

          (d) Effective on the issuance of each Letter of Credit Accommodation, the Revolving Credit Availability shall be reduced in an amount equal to the following: (i) if the Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, then by an amount equal to the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 3.1 multiplied by the landed cost of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Agent reasonably estimates must be paid for and in connection with such Inventory upon arrival and for delivery to and within the United States of America and (ii) if the Letter of Credit Accommodation is for any other purpose, then by an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent or Lenders with respect thereto.

          (e) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations (including any charges, fees or expenses of First Union National Bank as the issuer of any Letter of Credit Accommodation as set forth in the schedule of charges, fees or expenses furnished by Agent to Borrowers), Borrowers shall pay to Agent for the ratable benefit of Lenders a letter of credit fee at a rate equal to one (1%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may require Borrowers to pay to Agent for the ratable benefit of Lenders, such letter of credit fee, effective upon the date of written notice from Agent to Borrowers, at Agent's option, at a rate equal to two (2%) percent per annum for
(i) the period from and after the date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed, and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

          (f) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Agent's discretion, the aggregate amount of all Letter of Credit Accommodations pursuant hereto and all other commitments and obligations made or incurred by Agent or Lenders pursuant hereto for the account or benefit of Borrowers in connection therewith outstanding at any time shall not exceed $30,000,000.

     3.4 LOAN LIMITS; REVOLVING CREDIT FACILITY LIMIT; SUPPLEMENTAL CREDIT FACILITY LIMIT.

          (a) Except in Agent's discretion, the aggregate unpaid principal amount of the Loans outstanding at any time plus all then outstanding Letter of Credit Accommodations (and all other commitments and obligations made or incurred by Agent or Lenders with respect to such Letter of Credit Accommodations) shall not exceed the least of: (i) the

Maximum Credit or (ii) the amount equal to ninety (90%) percent of the Net Recovery Cost Percentage multiplied by the Value of the Eligible Inventory or
(iii) so long as any of the Senior Subordinated Notes are outstanding and unpaid, the amount equal to the aggregate of ninety (90%) percent of the net book value of the accounts receivable of Pamida and its Subsidiaries and sixty (60%) percent of the net book value of the Inventory (on a FIFO basis) of Pamida and its Subsidiaries (or in the event that the Senior Subordinated Notes have been repaid with proceeds of Refinancing Indebtedness, such other amount as is permitted under the terms of the Refinancing Indebtedness).

          (b) Except in Agent's discretion, the aggregate unpaid principal amount of the Revolving Loans outstanding at any time plus all then outstanding Letter of Credit Accommodations (and all other commitments made or incurred by Agent or Lenders with respect to such Letter of Credit Accommodations) shall not exceed the Revolving Credit Facility Limit.

          (c) Except in Agent's discretion, the aggregate unpaid principal amount of the Supplemental Loans outstanding at any time shall not exceed the Supplemental Credit Facility Limit.

     3.5 COMMITMENTS. The Commitments of the Lenders shall be the respective maximum amounts set forth below each Lender's signature on the signature pages hereto, as the same may from time to time be amended with the written acknowledgment and consent of Agent. The aggregate unpaid principal amount of Loans and outstanding Letter of Credit Accommodations (and all other commitments and obligations made or incurred by Agent or Lenders with respect to such Letter of Credit Accommodations), made or provided by Agent to Borrowers for the account of and as agent for each Lender, shall not exceed such Lender's respective Commitment Percentage with respect to such amount.

     3.6 MANDATORY PREPAYMENTS.

          (a) In the event that the outstanding aggregate amount of the Revolving Loans and the Letter of Credit Accommodations exceeds the Revolving Credit Availability, or the outstanding aggregate amount of the Supplemental Loans exceeds the Supplemental Credit Availability, or the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time exceeds the Maximum Credit (or if less, the amounts calculated under Sections 3.4(b) and 3.4(c) above), such event shall not limit, waive or otherwise affect any rights of Agent and Lenders in that circumstance or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent, for the ratable benefit of Lenders, the entire amount of any such excess(es) for which payment is demanded or in the case of Letter of Credit Accommodations, provide cash collateral to Agent (for itself and the ratable benefit of Lenders) in such amount.

          (b) Subject to Section 10.2(e) hereof, all such payments in respect of the Loans pursuant to this Section 3.6 shall be without premium or penalty. All interest accrued on the principal amount of the Loans paid pursuant to this Section 3.6 shall be paid, or may be charged by Agent to any of the loan account(s) of Borrowers, at Agent's option, on the date of such payment.

     3.7 Reserves. Without limiting any other rights and remedies of Agent and Lenders hereunder or under the other Financing Agreements, all Loans and Letter of Credit Accommodations otherwise available to Borrowers shall be subject to the right of Agent to from time to time establish and revise in good faith reserves reducing the amount of Loans and Letter of Credit Accommodations that would otherwise be available to Borrowers: (a) to reflect events, conditions or contingencies that, as determined by Agent in good faith, adversely affect or have a reasonable likelihood of adversely affecting either (i) the Collateral or any other property which is security for the Obligations, its value or the amount which may be realized by Agent or Lenders from the sale or other disposition thereof, or (ii) the assets or financial condition of Borrowers or any Obligor, or (iii) the security interests and other rights of Agent or Lenders in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrowers or any Obligor to Agent is or may have been incomplete, inaccurate or misleading, or (c) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (d) to reflect inventory shrinkage (which reserve as of the date hereof is equal to two (2%) percent of the Inventory, provided, that, prior to an Event of Default such reserve shall not be greater than an amount equal to twice the amount of reserves which Borrowers are required to maintain for inventory shrinkage under GAAP, except that in no event shall such reserve be less than an amount equal to one and one-half (1 1/2%) percent of the Inventory), or (e) to reflect markdowns with respect to the sales price of Inventory, or (f) to reflect amounts due or to become due in respect of sales, use and/or withholding taxes, provided, that, a reserve pursuant to this Section 3.7(f) will only be established if (i) Excess Availability (without giving effect to any reserve for such amounts) shall be less than $1,000,000, or (ii) an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, or (g) to reflect any rental payments, service charges or other amounts due to lessors of real or personal property to the extent Inventory or Records are located in or on such property or such Records are needed to monitor or otherwise deal with the Collateral, or (h) to reflect amounts owing by Borrowers to credit card issuers or credit card processors. To the extent Agent may revise the lending formula set forth in Section 3.1 hereof or establish new criteria or revise existing criteria for Eligible Inventory so as to address any circumstance, condition, event or contingency in a manner satisfactory to Agent, Agent shall not also establish a reserve for the same purpose. The amount of any reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

     3.8 FEES.

          (a) Borrowers shall pay to Agent, for the account of Lenders, a restructuring fee of $50,000, which fee is fully earned and payable as of the date hereof.

          (b) Borrowers shall pay to Agent, for the account of Lenders, an annual facility fee of $50,000 for each year or part thereof during the term of this Agreement and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on each anniversary of the date hereof.

          (c) Borrowers shall pay monthly to Agent, for the account of Lenders, an unused line fee at a rate equal to one-half of one (1/2 of 1%) percent per annum calculated upon the amount (if any) by which (i) $75,000,000 exceeds (ii) the average aggregate daily principal balance of the Loans and Letter of Credit Accommodations outstanding during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

          (d) Borrower shall pay monthly to Agent, for its own account, a servicing fee in an amount equal to $6,000, for each month or part thereof during the term of this Agreement and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

          (e) The fees provided for in this Section 3.8 shall be in addition to all other amounts payable by Borrowers under this Agreement and the other
Financing Agreements and shall constitute part of the Obligations. Such fees may, at Agent's option, be charged directly to any account(s) of Borrowers maintained with Agent.

     3.9 INTEREST.

          (a) Borrowers shall pay to Agent for the account of Lenders interest on the outstanding principal amount of Loans and other non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

          (b) Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers shall specify the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement,

(iii) Borrowers shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans (that are not inconsistent with the procedures otherwise set forth herein for such requests), (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) after giving effect to the requested conversions(s) and/or continuance(s), the maximum principal amount of the Eurodollar Rate Loans at any time outstanding during the applicable Interest Period shall not exceed the amount equal to the lesser of
(A) the principal amount of $100,000,000 or (B) eighty (80%) percent of the daily average of the principal amount of all Loans which it is anticipated will be outstanding at any time during the applicable Interest Period, in each case as determined by Agent and (vii) the Interest Period and Adjusted Eurodollar Rate are available to Agent and Lenders and can be readily determined as of the Business Day immediately following the date of the request for such Eurodollar Rate Loan by Borrowers, provided, that, in the event such Interest Period and Adjusted Eurodollar Rate are not available to any Lender, such Lender shall give Agent two (2) Business Days prior written notice, and Agent shall so notify Borrowers, and Agent and Lenders shall not be required to provide such requested Eurodollar Rate Loan. Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein Agent, Lenders and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Lenders and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

          (c) Any Loans which are Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent shall have received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrowers, convert to Prime Rate Loans in the event that (i) an Event of Default or act, condition or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) eighty (80%) percent of the aggregate principal amount of the Loans then outstanding, or (B) the principal amount of the Loans then available to Borrowers under Section 3 hereof, provided, that, Eurodollar Rate Loans shall be converted to Prime Rate Loans pursuant to this clause (iii) only to the extent such Eurodollar Rate Loans exceed either of the amounts under clause (A) or clause (B) above except as otherwise required as a result of the amounts of the prior purchases of United States Dollar deposits by Agent or any Lender in the London Interbank market or other applicable Eurodollar Rate market. Borrowers shall pay to Agent, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Agent, Lenders, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (d) Interest shall be payable by Borrowers to Agent for the account of Lenders monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

          (e) In no event shall the Interest Rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Agent or Lenders have received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.

     3.10 CONDUCT OF ACCOUNTS; CROSS-COLLATERALIZATION.

          (a) Agent and Lenders may maintain one or more accounts reflecting the Loans, the Letter of Credit Accommodations, repayments of the Loans and payments of the other Obligations and any of the Collateral contemplated under this Agreement or the other Financing Agreements with respect to Borrowers, as Agent and Lenders shall, in their discretion, determine. All Loans shall be charged to a loan account in the name of Borrowers on Agent's books. All Collateral or other collateral security held by or granted to Agent and Lenders by Borrowers or any third persons shall be security for the payment and performance of any and all Obligations of Borrowers to Agent and Lenders (including but not limited to the Loans and the Letter of Credit Accommodations), notwithstanding the maintenance of separate accounts for Borrowers or third persons or the existence of any notes.

          (b) All Loans and Letter of Credit Accommodations under this Agreement shall be made by Agent for the account of Lenders on a pro rata basis pursuant to each Lender's Commitment Percentage. It is understood that neither of Lenders nor Agent shall be responsible to Borrowers for any failure by the other Lender or Agent to fulfill its obligations to make or, in the case of Agent, to advance for the account of Lenders, the Loans or the Letter of Credit Accommodations provided to be made by it or on its behalf hereunder.

          (c) All payments (including prepayments) by or on behalf of Borrowers or any other amounts received by Agent on account of the Loans or the other Obligations, or charged to Borrowers' account(s) as permitted hereunder, shall be made by or on behalf of Borrowers, and/or received by Agent for the account of Lenders on a pro rata basis pursuant to each Lender's Commitment Percentage or for its own account to the extent provided herein. Borrowers shall make all payments in respect of the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholdings, restrictions or conditions of any kind or nature whatsoever. Borrowers and Lenders hereby acknowledge and agree that Agent shall have the sole responsibility for the distribution of any such payments or other amounts to each of Lenders. Notwithstanding that any portion of the Loans may be evidenced by one instrument by Borrowers in favor of Agent and both Lenders, the Obligations and amounts payable at any time hereunder to Agent for the account of each of Lenders shall be several, and not joint, debts of Borrowers owing to each of Lenders. As between Borrowers and Lenders, together with Agent, at Agent's option either (i) each Lender may enforce against Borrowers the Obligations to such Lender, based on the Commitment Percentage of such Lender, or (ii) Agent may enforce against Borrowers the Obligations on behalf of both Lenders or either Lender.

          (d) All Loans and other Obligations shall be payable to Agent for the account of Lenders at its address specified herein or at such other place as Agent may hereafter designate in writing from time to time. Agent may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in whatever order and manner Agent, in its discretion, determines. Agent shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. Upon the request of Agent and/or Lenders, Borrowers shall execute and deliver to Agent and Lenders one or more promissory notes, in form and substance satisfactory to Agent and Lenders, to evidence further the Loans, the Letter of Credit Accommodations or any portion thereof.

          (e) If after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, Agent or Lenders are for any reason required to surrender such payment or proceeds to any Person, because such payment or proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or for any other reason, then the Obligations or any part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by Agent or Lenders and Borrowers shall be liable to pay to Agent for the account of Lenders, and hereby does indemnify Agent and Lenders and hold them harmless for the amount of such payment or proceeds surrendered. The provisions of this
Section 3.10(e) shall be and remain effective notwithstanding any contrary action which may have been taken by Agent or Lenders in reliance upon such payment or proceeds, and any such contrary action so taken shall be without prejudice to Agent's or Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or proceeds having become final and irrevocable.

The  provisions of this Section  3.10(e) shall survive the  termination  of this
Agreement  and  the  other  Financing   Agreements  and  the  repayment  of  the
Obligations.

          (f) At Agent's option, all principal, interest, fees, commissions, costs, expenses, or other charges hereunder, under the other Financing Agreements or in connection herewith or therewith, and any and all Loans, may be charged directly to any loan account(s) of Borrowers maintained by Agent. Upon the reasonable request of Borrowers, Agent shall provide to Borrowers the basis for any such fees, commissions, costs or expenses.

          (g) Agent shall render to Borrowers at the address of Borrowers set forth in Section 10.6 hereof, each month, one or more statements with respect to the loan account(s) maintained by Agent for Borrowers pursuant to the provisions hereof, as of the end of each month while this Agreement is in effect. Such statements of account shall be considered correct, and deemed accepted by and conclusively binding upon Borrowers, except to the extent Agent and Lenders shall receive from Borrowers written notice of all exceptions to such statement of account with specificity, within forty-five (45) days from the date of sending.

     3.11 USE OF PROCEEDS. All Loans and Letter of Credit Accommodations provided by Agent and Lenders to Borrowers pursuant to this Agreement and the other Financing Agreements shall be used by Borrowers for general operating and working capital purposes of Borrowers and other lawful and proper corporate purposes not otherwise prohibited by the terms hereof (including the development of new retail store locations of Borrowers and other related operating facilities pursuant to the purchase of land for such stores or other facilities and the construction of the stores or other facilities on such land).

     3.12 COMPENSATION ADJUSTMENT.

          (a) If after the date of this Agreement the introduction of, or any change in, any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance by Agent or Lenders therewith:

               (i) subjects either Agent or Lenders to any tax, duty, charge or withholding on or from payments due from Borrowers (excluding franchise taxes imposed upon, and taxation of the overall net income of, Agent or Lenders), or changes the basis of taxation of payments, in either case in respect of amounts due it hereunder, or

               (ii) imposes or increases or deems applicable any reserve requirement or other reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Agent or Lenders, or

               (iii) imposes any other condition the result of which is to increase the cost to Agent or Lenders of making, funding or maintaining the Loans or Letter of Credit Accommodations or reduces any amount receivable by Agent or Lenders in connection with the Loans or Letter of Credit Accommodations, or requires either of them to make payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by Lenders, or

               (iv) imposes or increases any capital requirement or affects the amount of capital required or expected to be maintained by Lenders or any corporation controlling Lenders, and either of Lenders determines that such imposition or increase in capital requirements or increase in the amount of capital expected to be maintained is based upon the existence of this Agreement or the Loans or Letter of Credit Accommodations hereunder, all of which may be determined by Lenders' reasonable allocation of the aggregate of its impositions or increases in capital required or expected to be maintained, and the result of any of the foregoing is to increase the cost to Agent or Lenders of making, renewing or maintaining the Loans or Letter of Credit Accommodations, or to reduce the rate of return to Agent or either of Lenders on the Loans or Letter of Credit Accommodations, then, within fifteen (15) days of demand by Agent or either of Lenders, Borrowers shall pay to Agent, and continue to make periodic payments to Agent, such additional amounts as may be necessary to compensate Agent and Lenders for any such additional cost incurred or reduced rate of return realized.

          (b) A certificate of Agent or either of Lenders claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid and the method by which such amounts were determined. In determining any additional amounts due from Borrowers under this Section 3.12, Agent and Lenders shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to the Agent's or such Lender's loans or commitments generally and are not specifically attributable to the Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all loans and commitments similar to the Loans and commitments under this Agreement by Agent or such Lender, as the case may be, whether or not the loan documentation for such other loans and commitments permits Agent or such Lender to receive compensation costs of the type described in this Section 3.12.

     3.13 CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

          (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) (A) shall make it unlawful for Agent, any of Lenders, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans or (B) shall result in the increase in the costs to Agent, any of Lenders, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans or (C) shall reduce the amounts received or receivable by Agent, any of Lenders, Reference Bank or any Participants in respect thereof, by an amount deemed by Agent or such Lender to be material, provided, that, in the event of any such change of law, regulation, interpretation or administration applicable to any Lender, such Lender shall have notified Agent and Borrower, or (ii) the cost to Agent, any of Lenders, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent or any Lender to be material to it, other than, with respect to any Eurodollar Rate Loan, an increase of cost arising solely as the result of an increase in the rate at which Reference Bank (or any other bank used by any Lender) is offered deposits of United States dollars in the London interbank market after the date that is two (2) Business Days prior to the commencement of the Interest Period applicable to such Eurodollar Rate Loan, provided, that, in the event of any such increase in cost applicable to any Lender, such Lender shall have notified Agent and Borrower. Borrowers shall pay to Agent upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Agent, any of Lenders, the Reference Bank or any Participant with Lenders for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent setting forth the basis for the determination of such amount necessary to compensate Agent, any of Lenders, Reference Bank or any Participant with Lenders as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

          (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 9 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Agent upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Agent, any of Lenders, the Reference Bank or any Participant with any of Lenders for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.  CONDITIONS PRECEDENT TO LOANS AND OTHER FINANCIAL ACCOMMODATIONS

     Each of the following is a condition precedent to Agent on behalf of Lenders making the Loans and providing the Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements, including the making of the initial and any future Loans and Letter of Credit Accommodations contemplated hereunder (any of which may be waived, in whole or in part, only by both Lenders in writing):

     4.1 Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments, releases, terminations and other agreements and documents from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements;

     4.2 Agent shall have received, in form and substance satisfactory to Agent, such endorsements with respect to the existing title insurance policy issued to Agent with respect to the Mortgages to reflect the amendment and restatement provided for herein as Agent may reasonably request;

     4.3 Agent shall have received evidence of insurance and loss payee endorsements required under this Agreement and under the other Financing Agreements, in form and substance reasonably satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee for Lenders with respect to the Collateral, all at Borrowers' cost and expense;

     4.4 Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent and Lenders have a valid perfected first security interest in all of the Collateral except as otherwise permitted herein;

     4.5 Agent shall have received and reviewed UCC search results for all jurisdictions in which assets of Borrowers are located, which search results shall be in form and substance satisfactory to Agent;

     4.6 Agent shall have received, in form and substance satisfactory to Agent, an opinion letter of counsel to Borrowers with respect to the Financing Agreements and such other matters as Agent or Lenders or their counsel may reasonably request;

     4.7 this Agreement, the other Financing Agreements and all instruments and documents thereunder shall have been duly authorized, executed and delivered to Agent and Lenders, in form and substance satisfactory to Agent;

     4.8 Agent shall have received, in form and substance satisfactory to Agent, all necessary approvals and consents from BABC;

     4.9 all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all respects; and

     4.10 no Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default.

SECTION 5.  COLLATERAL

     As collateral security for the prompt performance, observance and payment in full of all of the Obligations, Borrowers hereby jointly and severally grant, pledge and assign to each of Lenders and Agent, and also confirm, reaffirm and restate their prior grant, pledge and assignment to each of Lenders and Agent of, a continuing security interest in and liens upon, and rights of setoff against, all of the following now owned and hereafter acquired or existing assets and properties of Borrowers (which assets and properties, together with all other collateral security for the Obligations of any time now or hereafter granted to or otherwise held or acquired by Agent and/or Lenders are referred to herein as the "Collateral"):

     5.1 (a) all Accounts; (b) all monies, securities, credit balances, deposit accounts and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, Agent, Lenders or any Participant or their affiliates, or at any other depository or other institution from or for the account of Borrowers, whether for safekeeping, pledge, custody, transmission, collection or otherwise and all of Borrowers' deposits (general or special), balances, sums and credits with Agent, Lenders or any Participant at any time existing; (c) all right, title and interest, and all enforcement and other rights, remedies, and security and liens, in, to and in respect of the Accounts and other Collateral, including, without limitation, rights of stoppage in transit, replevin, repossession, sequestration and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, letters of credit, deposits or other security for the obligation of any Account Debtor, credit and other insurance; (d) all right, title and interest in, to and in respect of all goods relating to Accounts, including, without limitation, all goods described in invoices, documents, and other forms of store receipts, credit card sales drafts, credit card sales slips or charge slips or receipts, contracts or instruments with respect to, or otherwise representing or evidencing, any Account or other Collateral, including, without limitation, all returned, reclaimed or repossessed goods; and (e) all deposit accounts;

     5.2 all present and future contract rights (other than contract rights relating specifically and exclusively to equipment and real property other than the Omaha Real Property), general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, letters of credit, bankers' acceptances and guaranties;

     5.3 all Inventory;

     5.4 all Omaha Real Property;

     5.5 all present and future books and records relating to any of the above, including, without limitation, all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tape files, computer printouts, computer runs, computer data and other computer prepared information in the possession or control of Borrowers, any computer service bureau or other third person; and



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

     5.6 all products and proceeds of the foregoing, in any form, including, without limitation, any insurance proceeds and any claims against third persons for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.  REPRESENTATIONS AND WARRANTIES

     Borrowers hereby jointly and severally represent and warrant to Agent and Lenders as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of each, together with the representations and warranties in the other Financing Agreements, being a continuing condition of each Loan and each Letter of Credit
Accommodation:

     6.1 ORGANIZATION AND QUALIFICATION.

          (a) Each of Borrowers is a duly organized and validly existing corporation in good standing under the laws of its State or jurisdiction of incorporation, with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage. Each of Borrowers has qualified to do business as a foreign corporation in the States listed on Exhibit A hereto, which constitute all States where the nature of its business or the ownership or use of property requires such qualification.

          (b) Neither of the Borrowers has any Subsidiaries as of the date hereof, except as set forth on Exhibit B hereto.

     6.2 CORPORATE POWER AND AUTHORITY. Each of Borrowers has the corporate power and authority to borrow and to execute, deliver and carry out the terms and provisions of this Agreement and the other Financing Agreements and all other agreements, instruments and documents delivered by Borrowers pursuant hereto and thereto applicable to it, and each of Borrowers has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the other Financing Agreements and the other agreements relating hereto or thereto to which it is a party, the present and future borrowings and other financial accommodations which may be obtained by Borrowers hereunder and thereunder and the execution, delivery and performance of the instruments and documents delivered and to be delivered by it pursuant hereto and thereto. This Agreement and the other Financing Agreements to which it is a party constitute and will constitute legal, valid and binding obligations of Borrowers, enforceable in accordance with their respective terms.

     6.3 CAPITALIZATION AND SENIOR SUBORDINATED NOTES.

          (a) All of the issued and outstanding shares of capital stock of Seaway are directly and beneficially owned and held by Pamida and all of the issued and outstanding shares of capital stock of Pamida are directly and beneficially owned and held by Holdings and each have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except for the pledge by Holdings of the capital stock of Pamida to State Street Bank and Trust Company as collateral agent or trustee on behalf of the holders of the Senior Subordinated Notes, which pledge is, in all respects, subject and subordinate to the pledge thereof in favor of Agent and Lenders.

          (b) The Senior Subordinated Notes have been duly authorized, issued and delivered by Pamida and all agreements, documents and instruments related thereto, including, but not limited to, the Note Indenture, have been duly authorized, executed and delivered and the transactions contemplated thereunder have been performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver) of all conditions precedent set forth therein. All actions and proceedings required by the Senior Subordinated Notes and the agreements, documents and instruments related thereto, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated. Neither the execution and delivery of Senior Subordinated Notes or any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, has violated any law or regulation or any order or decree of any court or governmental instrumentality in any respect or conflicts with or results in the breach of, or constitutes a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which Pamida or any of its Affiliates is a party or may be bound, or results in the creation or imposition of any lien, charge or encumbrance upon any of the property of Pamida (except as specifically contemplated or permitted hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By- Laws of Pamida or any of its Affiliates. Borrowers have delivered, or caused to be delivered, to Agent and each of Lenders, true, correct and complete copies of the Senior Subordinated Notes and all other agreements, documents and instruments existing as of the date hereof relating thereto.

          (c) Each of Borrowers has sufficient capital to carry on all businesses and transactions in which it now engages or proposes to engage in, is solvent and will, in the reasonable, good faith determination of each Borrower as of the date hereof, continue to be solvent after the creation of the Obligations and the security interests in favor of Agent and Lenders, and is able to pay its debts as they mature.

     6.4 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAW.

          (a) Each of Borrowers is not in material default under, in violation of or in contravention of, in any respect, any material indenture, mortgage, deed of trust, deed to secure debt, agreement or instrument to which it is a party or by which it or any of its assets or properties may be or are bound.

          (b) Neither the execution and delivery of this Agreement, the other Financing Agreements, or any of the instruments and documents to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, has violated any law or regulation or any order or decree of any court or governmental instrumentality in any respect or does or will conflict with or result in the breach of, or constitute a material default in any respect under, any material indenture (including, without limitation, the Note Indenture), mortgage, deed of trust, agreement or instrument to or by which each Borrower is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of each of Borrowers (except as specifically contemplated or permitted hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-Laws of either Borrower.

          (c) Each of Borrowers has obtained all material permits, licenses, certificates, approvals, consents, orders or authorizations of any governmental regulatory authority or other governmental body or authority required for the lawful conduct of its business and is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to ERISA, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Code, and the rules and regulations thereunder, all federal, state and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all federal, state and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder and the Environmental Laws).

     6.5 GOVERNMENTAL APPROVAL. No consent, approval or other action of, or filing with, or notice to any governmental or public body, authority or instrumentality is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto, except for those consents or approvals already obtained by Borrowers.

     6.6 CHIEF EXECUTIVE OFFICES; COLLATERAL LOCATIONS.

          (a) The addresses of the principal place of business and chief executive office of each of Borrowers is as set forth on Exhibit C hereto, which addresses are the mailing addresses for said principal places of business and chief executive offices. The books and records of each of Borrowers relating to the Accounts of each of Borrowers are located at said addresses. The Collateral is located only at the addresses set forth on Exhibit D, except for Inventory in transit within the continental United States to a location set forth on Exhibit D, or from a location set forth on Exhibit D to any of the other locations set forth on Exhibit D, in either case directly and without any intermediary stops of more than two (2) Business Days, or Inventory in transit from outside the continental United States to a location set forth on Exhibit D.

          (b) Each of Borrowers may open any new location within the continental United States provided such Borrower (i) gives Agent ten (10) Business Days prior written notice of the intended opening of any such new location and (ii) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent and Lenders may deem reasonably necessary or desirable to protect their interests in the Collateral to be located in such location, including, without limitation, UCC financing statements.

     6.7 PRIORITY OF LIENS/TITLE TO PROPERTIES.

          (a) The security interests and liens granted to Agent and Lenders under this Agreement and the other Financing Agreements constitute valid and perfected liens and security interests in and upon the Collateral subject only to the liens indicated on Exhibit E hereto and the liens permitted under Section
7.4 hereof.

          (b) Each of Borrowers has good and marketable title to all of the properties and assets which it owns subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those directly in favor of or assigned to Agent and/or Lenders and such others as are specifically permitted under the provisions of this Agreement as listed on Exhibit E hereto or under Section 7.4 hereof and the other Financing Agreements. Each of Borrowers has, as the case may be, peaceful and undisturbed possession of all Inventory, Omaha Real Property and other real property owned or leased by it and such other assets as may be necessary for its business as presently conducted or proposed to be conducted and under all leases, licenses and easements necessary for the operation of its properties and business. None of such leases, licenses and easements contain any unusual or burdensome provisions which might materially affect or impair the operations of such properties and the business in general and all such leases, licenses and easements are valid and subsisting and in full force and effect.

     6.8 TAX RETURNS. Each of Borrowers has filed, or caused to be filed all Federal, State, county, local, foreign and other tax returns, reports and declarations which are required to be filed by it and as to which an extension has not been granted and has paid or caused to be paid all taxes shown to be due and payable on said returns and reports or in any assessment received by it, to the extent that such taxes have become due and payable, and has collected, deposited and remitted all sales and/or use taxes applicable to the conduct of its business, except, in each case, taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     6.9 LITIGATION. Except as set forth on Exhibit F hereto, there is no present investigation by any governmental agency pending or to the best of Borrowers' knowledge threatened, against or affecting either Borrower or its properties or business and there is no action, suit, proceeding or claim by any Person pending or, to the best of Borrowers' knowledge, threatened against either Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, the other Financing Agreements, or other instruments, agreements or documents delivered in connection herewith or therewith, which if adversely determined with respect to such Borrower would result in any material adverse change in the business, properties, assets, goodwill or condition, financial or otherwise, of either Borrower.

     6.10 INTELLECTUAL PROPERTY. Each of Borrowers owns or licenses all patents, trademarks, service-marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of foregoing, which are necessary for the operation of its business as presently conducted or proposed to be conducted. To the best of Borrowers' knowledge, no product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrowers infringes any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person and no claim or litigation is pending or to the best of Borrowers' knowledge, threatened against or affecting either Borrower contesting its right to sell or use any such product, process, method, substance, part or other material, except as set forth on Exhibit F hereto.

     6.11 ACCOUNTS. Each Account representing an obligation for the payment of money represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of the businesses of Borrowers which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, credit card transaction record instrument or other document evidencing the Account representing an obligation for the payment of money in accordance with the terms thereof, without offset, defense or counterclaim. All statements made and all unpaid balances appearing in the invoices, credit card transaction record, instruments or other documentation evidencing each Account are true and correct and are in all material respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract and each Account Debtor is, to the best of each Borrower's knowledge, solvent and financially able to pay in full the Account when it matures. None of the transactions underlying or giving rise to any Account violates any state, federal or foreign laws or regulations, and all documents relating to the Accounts are legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with.

     6.12 EMPLOYEE BENEFITS.

          (a) Neither of the Borrowers has engaged in any transaction in connection with which either Borrower, or any of its ERISA Affiliates, could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in excess of $500,000 in the aggregate, including any accumulated funding deficiency described in Section 6.12(c) hereof and any deficiency with respect to vested accrued benefits described in Section 6.12(d) hereof.

          (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by either Borrower to be incurred with respect to any employee pension benefit plan of either Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of either Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          (c) Full payment has been made of all amounts which either Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan in excess of $500,000 in the aggregate, including any penalty or tax described in Section 6.12(a) hereof and any deficiency with respect to vested accrued benefits described in Section 6.12(d) hereof.

          (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by either Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits in excess of $500,000 in the aggregate, including any penalty or tax described in Section 6.12(a) hereof and any accumulated funding deficiency described in Section 6.12(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in
Section 4062(b)(1)(A) and Section 3 of ERISA, respectively.

          (e) Neither Borrowers nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

     6.13 ENVIRONMENTAL COMPLIANCE.

          (a) Except as set forth on Exhibit G hereto, neither of Borrowers nor its Affiliates have generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each of Borrowers and its Affiliates comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) Except as set forth on Exhibit G hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by each of Borrowers or any of its Affiliates or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacturer, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects either of Borrowers or its Affiliates or their businesses, operations or assets or any properties at which either Borrower or its Affiliates transported, stored or disposed of any Hazardous Materials.

          (c) Neither of Borrowers or its Affiliates have material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Each of Borrowers and its Affiliates have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of each of Borrowers and its Affiliates under any Environmental Law where the failure to do so would have a material adverse effect on the condition (financial or otherwise), business, performance, operations or properties of Borrowers or the legality, validity or enforceability of this Agreement or any of the other Financing Agreements or the ability of Borrowers to repay the Obligations or to perform their obligations under this Agreement or any of the other Financing Agreements or the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent or any Lender under this Agreement or any of the other Financing Agreements and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     6.14 INVESTMENT COMPANY. Neither of Borrowers is an "investment company", or an "affiliated person" or "promoter" or "principal underwriter", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans and extension of the Letter of Credit Accommodations by Agent and Lenders, the application of the proceeds and the repayment thereof by Borrowers and the performance of the transactions contemplated herein will not violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order issued pursuant thereto.

     6.15 REGULATION U; SECURITIES EXCHANGE ACT OF 1934. Neither of Borrowers owns any "margin security" as such term is defined in Regulation U, as amended (12 C.F.R. Part 207) of the Board. The proceeds of the borrowings made pursuant to this Agreement and the other Financing Agreements will be used by each of Borrowers only for the purposes contemplated hereunder. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans to be considered a "purpose credit" within the meaning of Regulation U of the Board, as amended. Neither of Borrowers will take, nor will it permit any agent acting in its behalf to take, any action which might cause this Agreement or the other Financing Agreements, or instruments delivered pursuant hereto or thereto, to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any state or other securities laws, in each case as in effect on the date hereof or as amended hereafter.

     6.16 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations or prospects of either of Borrowers since the date of the most recent financial statements with respect thereto submitted to Agent and Lenders or field examination with respect thereto conducted by Agent and/or Lenders.

     6.17 FINANCIAL STATEMENTS.

          (a) None of the financial statements, reports and other information furnished or to be furnished by either of Borrowers to Agent and Lenders with respect to each of Borrowers and/or its Subsidiaries contain, as of their respective dates, any untrue statement of material fact or omit to state any material fact necessary to make the information therein not misleading. Such financial statements and reports were and will be prepared in accordance with GAAP, consistently applied, and shall fairly, completely and accurately present the consolidated and consolidating financial condition and results of operations of the applicable Persons, as of the dates and for the periods indicated thereon.

          (b) The balance sheets and future cash flow and other projections and estimates for each of Borrowers (together with summaries of assumptions and projected assumptions, based on historical performance with respect thereto) furnished by each of Borrowers to Agent and Lenders represents the reasonable, good faith opinion of each Borrower and its management as to the subject matter thereof and based on assumptions as set forth therein which each Borrower has determined to be fair and reasonable in view of current and reasonably foreseeable business conditions.

     6.18 DISCLOSURE.

          (a) The information contained in the representations and warranties set forth in this Agreement, the other Financing Agreements, or in any other instrument, document, list, certificate, statement, schedule or exhibit heretofore delivered or to be delivered to Agents and Lenders, as contemplated in this Agreement or in the other Financing Agreements, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state a material fact necessary in order to make the information contained herein or therein not misleading.

          (b) After giving effect to the transactions contemplated by this Agreement, the other Financing Agreements, and the other instruments or documents delivered in connection herewith and therewith, there does not exist and there has not occurred any act, condition or event which constitutes an Event of Default or which, with notice or passage of time or both would constitute an Event of Default.

     6.19 LABOR DISPUTES. Except as set forth on Exhibit H: (a) there is no collective bargaining agreement or other labor contract covering employees of either of Borrowers or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; and (c) there is no pending or threatened strike, work stoppage, material unfair labor practice claims, or other material labor dispute against or affecting either of Borrowers or any of its Subsidiaries or their respective employees.

     6.20 CORPORATE NAME; PRIOR TRANSACTIONS. Neither of Borrowers has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Exhibit I hereto.


SECTION 7.  ADDITIONAL COVENANTS

     In addition to the covenants set forth in the other Financing Agreements, Borrowers hereby jointly and severally covenant to and agree with Agent and Lenders that Borrowers shall comply with the following covenants, or cause the same to be complied with, unless Agent on behalf of both Lenders shall otherwise consent in writing:

     7.1 TRADENAMES. Borrowers may from time to time use the tradenames listed on Exhibit I hereto (which, together with any new tradenames used after the date hereof are referred to collectively as the "Tradenames" and individually, as a "Tradename"). As to the respective Tradenames used by each of them, each Borrower hereby agrees that:

          (a) Each Tradename is a tradename (and not an independent corporation or other legal entity) by which Borrowers may identify and sell or lease certain of its goods or services and conduct a portion of its business.

          (b) All proceeds (including any returned merchandise) which arise from the sale or lease of goods or rendition of services invoiced under the Tradename shall be owned solely by the respective Borrower and shall be subject to the security interests of Agent and Lenders and other terms of this Agreement and the other Financing Agreements.

          (c) New Tradenames may be used by Borrowers, but only if (i) Agent and Lenders are given at least thirty (30) days prior written notice of the intended use of any new Tradename and (ii) such supplemental financing statements or similar instruments as Agent or Lenders may request shall be executed and delivered to Agent by Borrowers for filing or recording by Agent prior to the use of such new Tradename.

     7.2 SUBSIDIARIES. Borrowers shall not form or acquire any Subsidiaries, except upon the satisfaction of each of the following conditions: (a) promptly upon such formation or acquisition, Borrowers shall cause any such Subsidiary to execute and deliver to Agent, in form and substance satisfactory to Agent and its counsel: (i) an absolute and unconditional guarantee of payment of any and all present and future Obligations of Borrowers to Agent and Lenders containing terms substantially similar to those guarantees entered into by the existing Subsidiaries of Borrowers in favor of Agent and Lenders on or prior to the date hereof, (ii) a security agreement granting to Agent for itself and the ratable benefit of Lenders a first security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of such Subsidiary of the same types and categories as the Collateral and containing terms substantially similar to the security agreements entered into by the existing Subsidiaries of Borrowers in favor of Agent and Lenders on or prior to the date hereof, (iii) related Uniform Commercial Code Financing Statements, and (iv) such other agreements, documents and instruments as Agent may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to Agent and Lenders; (b) promptly upon Agent's request: (i) the Borrower which is the owner of the capital stock of such Subsidiary shall execute and deliver to Agent, in form and substance satisfactory to Agent, a pledge and security agreement granting to Agent, for itself and the ratable benefit of Lenders, a first pledge of and lien on all of the issued and outstanding shares of capital stock of such Subsidiary and (ii) Borrower shall deliver the original stock certificates evidencing such shares of capital stock together with stock powers with respect thereto duly executed in blank; and (c) the amount of the investment by such Borrower in the capital stock of such Subsidiary and any other amounts paid by such Borrower to such Subsidiary or otherwise in connection with the formation or acquisition thereof shall not exceed the amount permitted under Section 7.5 hereof.

     7.3 INDEBTEDNESS. Borrowers shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist, contingently or otherwise, any Indebtedness, except:

          (a) Indebtedness of Borrowers to Agent and Lenders;

          (b)  Indebtedness  of  Borrowers   consisting  of  unsecured   current
liabilities incurred in the ordinary course of its business;

          (c) Indebtedness of Borrowers incurred in the ordinary course of its business secured (if at all) only by liens permitted under Sections 7.4(b), (c),
(d), (e), (f), (g) and (h) hereof;

          (d) contingent Indebtedness of Borrowers permitted under Section 7.5 hereof;

          (e) Indebtedness of Pamida evidenced by the Senior Subordinated Notes PROVIDED, THAT: (i) the aggregate principal amount of such Indebtedness shall not exceed $140,000,000 less any principal payments in respect thereof, plus interest thereon at the rate provided for in the Senior Subordinated Notes as in effect on the date hereof, (ii) Pamida shall only make regularly scheduled payments of principal and interest, or other mandatory payments to the extent permitted under Section 7.3(e)(iii)(B) below, in respect of such Indebtedness in accordance with the terms of the Senior Subordinated Notes as in effect on the date hereof (except in connection with Refinancing Indebtedness with respect thereto permitted under Section 7.3(k) below), (iii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any of the material terms of the Senior Subordinated Notes or any agreements, documents or instruments executed and/or delivered in connection therewith, including, but not limited to, any terms thereof relating to payments or amortization, financial covenants, defaults, or the subordination thereof or any collateral therefor, EXCEPT to the extent any such amendments, modifications, alterations or changes shall make any such terms more favorable to Pamida or Holdings in the determination of Agent and Lenders, and including any amendments thereto to increase or eliminate the dollar amount limit of the Sale- Leaseback Transactions which Pamida is permitted thereunder, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except in connection with Refinancing Indebtedness with respect thereto permitted under Section 7.3(k) below and except for purchases of Senior Subordinated Notes required to be made by Pamida under the terms of the Note Indenture (as in effect on the date hereof): (1) to the extent of net cash proceeds received by Pamida from an Asset Sale, provided, that, (aa) any such net cash proceeds are first applied to the Obligations to the extent such assets sold or otherwise disposed of pursuant to the Asset Sale constitute Collateral or are first applied to the Obligations to the extent required by Agent and Lenders at the time of any such sale, or as is otherwise required to satisfy Obligations which are then due and payable or then due and payable on demand (whether or not such demand has been made) under the terms hereof or of the other Financing Agreements (in each case such application being deemed a mandatory repayment of the Obligations) and (bb) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and (2) as a result of a Change in Control, and (iv) Borrowers shall furnish to Agent and Lenders all notices and demands either received from any of the holders of the Senior Subordinated Notes, or on their behalf, promptly after receipt thereof, or sent by either of Borrowers, or on its behalf, to any of the holders of the Senior Subordinated Notes, or any representative of the holders (including, but not limited to, the trustee) concurrently with the sending thereof, as the case may be;

          (f) Indebtedness of any wholly-owned Subsidiary of either of Borrowers arising pursuant to loans by Borrowers to such Subsidiary permitted under
Section 7.5 hereof;

          (g) Indebtedness of Borrowers to any wholly-owned Subsidiary of either Borrower arising pursuant to loans by such Subsidiary to either Borrower permitted under Section 7.5 hereof;

          (h) contingent Indebtedness of Borrowers to any issuer of a letter of credit established, opened or maintained for the account of Borrowers pursuant to the Letter of Credit Accommodations;

          (i) Indebtedness of Borrowers in respect of Interest Rate Protection Obligations incurred in the ordinary course of business;

          (j) unsecured Indebtedness of Borrowers owing to any non-affiliated person on commercially reasonable rates and terms pursuant to an arm's length transaction; provided, that, (i) Agent shall receive a monthly report of such Indebtedness, which report shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the person to whom such Indebtedness is owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (ii) upon Agent's request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iii) the total aggregate amount of such Indebtedness at any time outstanding shall not exceed $3,000,000,
(iv) on and before the date of incurring such Indebtedness and after giving effect thereto, no Event of Default, or act, condition or event which with the passage of time or both would constitute an Event of Default, shall exist or have occurred, (v) such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect or restrict or limit Agent or any Lender or any rights of Agent or any Lender or the rights of Borrower and its Subsidiaries with respect to the financing arrangements provided for herein as determined in good faith by Agent or which are more restrictive or burdensome than the terms or conditions of the most restrictive or burdensome of any other material Indebtedness of Borrowers as in effect on the date hereof, and (vi) Borrowers shall furnish to Agent and Lenders all notices or demands in connection with such Indebtedness sent by Borrowers or on its or their behalf, concurrently with the sending thereof, or received by Borrowers or on its or their behalf, promptly after the receipt thereof, as the case may be;

          (k) Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for, Indebtedness referred to in Section 7.3(e) hereof (the "Refinancing Indebtedness"); provided, that: (i) the aggregate principal amount of such Refinancing Indebtedness shall not exceed $165,000,000, less any principal payments thereof, plus interest thereon at the rate permitted herein, (ii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced or substituted for, (iii) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least as subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced or substituted, (iv) the Refinancing Indebtedness shall not include terms and conditions with respect to Borrowers which are more burdensome or restrictive in any material respect than those included in the Indebtedness so extended, refinanced, replaced or substituted for, (v) Agent shall have received not less than ten (10) Business Days prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may reasonably request, (vi) promptly upon Agent's request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (vii) such Indebtedness incurred by Borrowers shall be at rates and with fees or other charges no higher or greater than the Indebtedness so extended, refinanced, replaced or substituted for, (viii) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred, (ix) Borrowers may only make regularly scheduled payments of principal and interest in respect of such Indebtedness or other mandatory payments to the extent permitted under
Section 7.3(k)(x)(B) below, (x) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness, except that Borrowers may, after prior



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

written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrowers or otherwise more favorable to Borrowers, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except for purchases of any notes evidencing such Refinancing Indebtedness required to be made by Pamida under the terms thereof: (1) to the extent of net cash proceeds received by Pamida from an Asset Sale, provided, that, (aa) any such net cash proceeds are first applied to the Obligations to the extent such assets sold or otherwise disposed of pursuant to the Asset Sale constitute Collateral or are first applied to the Obligations to the extent required by Agent and Lenders at the time of any such sale, or as is otherwise required to satisfy Obligations which are then due and payable or then due and payable on demand (whether or not such demand has been made) under the terms hereof or of the other Financing Agreements (in each case such application being deemed a mandatory repayment of the Obligations) and (bb) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and (2) as a result of a Change in Control, and (xi) Borrowers shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrowers or on their behalf promptly after the receipt thereof, or sent by Borrowers or on its behalf, concurrently with the sending thereof, as the case may be;

          (l) Indebtedness of Borrowers existing on the date hereof which is described on Exhibit J hereto; provided, that: (i) Borrowers may only make regularly scheduled payments of principal and interest or capital lease payments as set forth on Exhibit J, (ii) Borrowers shall not, directly or indirectly, (A) make any prepayments or other non-mandatory payments in respect of such Indebtedness, without the prior written consent of Agent and Lenders, or (B) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness or otherwise, except that Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith or to make any covenants contained therein less restrictive or burdensome as to Borrowers or (C) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except to redeem, retire, defease, purchase or otherwise acquire such Indebtedness arising pursuant to capital leases of specific fixed assets located at retail store locations or distribution centers of Borrowers in connection with the closing or relocation of such retail store locations or distribution centers to the extent permitted hereunder), and (iii) Borrowers shall furnish to Agent and Lenders all notices or demands in connection with such Indebtedness sent by Borrowers or on its or their behalf, concurrently with the sending thereof, or received by Borrowers or on its or their behalf, promptly after the receipt thereof, as the case may be.

     7.4 LIMITATION ON LIENS. Borrowers shall not, and shall not permit any Subsidiary to, create or suffer to exist any mortgage, pledge, security interest, lien, encumbrance, defect in title or restriction upon the use of their real or personal properties, whether now owned or hereafter acquired, except:

          (a) the liens or security interests in favor of Agent and each of Lenders;

          (b)  liens   arising  by  operation  of  law  in  favor  of  carriers,
warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers in the ordinary course of the businesses of Borrowers and their Subsidiaries to the extent (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers or their Subsidiaries prior to the commencement of foreclosure or other similar proceedings, execution on such liens is at all times effectively stayed and an adequate escrow, in Agent's judgment for such Indebtedness has been established or, at Agent's option, an adequate reserve reducing amounts otherwise available to Borrowers pursuant to the terms hereof as Revolving Loans for such Indebtedness has been established;

          (c) purchase money mortgages or other purchase money liens or security interests upon any specific fixed assets hereafter acquired or liens or security interests existing on any such future fixed assets at the time of acquisition thereof and including in any event any capital or finance leases; provided, that: (i) no such purchase money lien or security interest (or capital or finance lease, as the case may be) with respect to specific future fixed assets or as refinanced shall extend to or cover any other property other than the specific fixed assets so acquired, or acquired subject to such lien or security interest (or lease) and the proceeds thereof; (ii) such lien or security interest only secures the obligation to pay the purchase price of such specific fixed assets (or the obligations under the capital or finance lease); (iii) the principal amount secured thereby shall not exceed one hundred six (106%) percent of the cost of the fixed assets so acquired; and (iv) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred;

          (d) liens or security interests upon any specific fixed assets of Borrowers consisting of real property and related improvements to be used for a retail store location of Borrowers in the ordinary course of their businesses or a distribution center to be used by Borrowers in the ordinary course of their businesses (and any related equipment located or to be located on and used in connection with such retail store location or distribution center) arising pursuant to capital leases of such specific fixed assets to a Borrower in connection with a Sale-Leaseback Transaction for such fixed assets, provided, that, (i) no such capital lease shall extend to or cover any other property other than the specific fixed assets sold and leased back by such Borrower pursuant to such Sale-Leaseback Transaction, (ii) such lien or security interest only secures the obligations of such Borrower under such capital lease, (iii) the principal portion of the amounts payable under such capital lease shall not exceed one hundred six (106%) percent of the amount of the sale price of such fixed assets paid to such Borrower pursuant to such Sale-Leaseback Transaction and (iv) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

          (e) liens arising by operation of law for taxes, assessments or other governmental charges to the extent (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers or their Subsidiaries prior to the commencement of foreclosure or other similar proceedings, execution on such liens thereon is at all times effectively stayed and an adequate escrow in Agent's judgment for such Indebtedness has been established or at Agent's option, an adequate reserve reducing amounts otherwise available to Borrowers pursuant to the terms hereof as Revolving Loans for such Indebtedness has been established;

          (f) liens arising pursuant to the statutory or common law right of set-off or liens of banks on property of Borrowers or their Subsidiaries in the possession of such banks;

          (g) judgment and other similar liens arising in connection with court proceedings in an amount not to exceed $500,000; provided, that, (i) the judgment or other court order giving rise to such lien is being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers or their Subsidiaries prior to the commencement of foreclosure or other similar proceedings, (ii) execution thereon is at all times effectively stayed and (iii) an adequate escrow in Agent's judgment for such Indebtedness has been established or, at Agent's option, an adequate reserve reducing amounts otherwise available to Borrowers pursuant to the terms hereof as Revolving Loans for such Indebtedness has been established;

          (h) liens (other than environmental liens and any lien imposed under ERISA) arising, or deposits made, in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

          (i) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other similar restrictions, charges or encumbrances with respect to the real property of Borrowers or their Subsidiaries (whether or not recorded) incurred in the ordinary course of business, which do not secure Indebtedness or the deferred purchase price of any assets and which do not interfere in any material respect with the use of such real property or the ordinary conduct of the businesses of Borrowers and their Subsidiaries as presently conducted thereon and do not materially impair the value of the real property which may be subject thereto;

          (j) the existing liens, security interests or encumbrances set forth on Exhibit E hereto.

     7.5 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or Indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (b) investments in instruments constituting Cash Equivalents, which shall be delivered to Agent, upon Agent's or Lenders' request, at any time on or after an Event of Default, and prior to an Event of Default only if such investment has a maturity of more than seven (7) Business Days;

          (c) purchases of Indebtedness evidenced by the Senior Subordinated Notes to the extent permitted under Section 7.3(e)(iii)(B) hereof or in connection with the Refinancing Indebtedness;

          (d) equity investments of either Borrower in its existing Subsidiaries and any Subsidiaries formed or acquired after the date hereof to the extent permitted under and in accordance with Section 7.2 hereof, provided, that, (i) as of the date of such investment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and (ii) in no event shall the total amount of any capital contributions or other amounts paid by Borrowers to or for the acquisition of any such Subsidiaries formed or acquired after the date hereof, plus the amount of any loans to such Subsidiaries permitted under Section 7.5(g) below, exceed $500,000 in the aggregate and (iii) such Subsidiary shall have executed and delivered a guarantee of the Obligations in favor of Agent and Lenders and such other agreements as are required under Section 7.2 hereof;

          (e) guarantees by any wholly-owned Subsidiary of either Borrower in favor of Agent and Lenders of the Obligations of either Borrower to Agent and guarantees by either Borrower in favor of Agent and Lenders of Indebtedness, if any, of such Subsidiary to Agent and Lenders;

          (f) guarantees by Borrowers in favor of the person to whom any Indebtedness is owed which is permitted pursuant to Section 7.3(j) hereof;

          (g) loans by Borrowers to any wholly-owned Subsidiary of such Borrower; provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred,
(ii) in no event shall the total amount of such loans to Subsidiaries formed or acquired after the date hereof, plus the amount of any capital contributions or other amounts paid by Borrowers to or for the acquisition of any such Subsidiaries permitted under Section 7.5(d) above, exceed $500,000 in the aggregate at any time outstanding and (iii) the Indebtedness arising pursuant to such loans shall not be evidenced by any promissory note or other instrument, unless the original of such note or other instrument is pledged and delivered to Agent (with such endorsement thereof as Agent may require);

          (h) loans by any wholly-owned Subsidiary of either Borrower to such Borrower; provided, that, (i) prior to the making of any such loans Agent shall have received, in form and substance satisfactory to Agent, a subordination agreement by and between Agent, Lenders and such wholly-owned Subsidiary, as acknowledged and agreed to by such Borrower, providing for, inter alia, the subordination in right of payment of any and all present and future Indebtedness and other obligations and liabilities of such Borrower to its wholly-owned Subsidiary to the indefeasible payment and satisfaction in full of the Obligations and related matters, duly authorized, executed and delivered by such wholly- owned Subsidiary and such Borrower and (ii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred;

          (i) obligations owing to Borrowers from purchasers of specific fixed assets of Borrowers pursuant to a Sale-Leaseback Transaction evidenced by a promissory note payable by such purchaser to the order of Borrowers; provided, that, (i) the total aggregate amount of such obligations at any one time outstanding shall not exceed $5,000,000, (ii) Agent shall have received not less than ten (10) Business Days prior written notice of any such proposed transaction which notice shall set forth in reasonable detail the terms of such Sale-Leaseback Transaction and such obligations, (iii) Agent and Lenders shall have received such information with respect thereto as Agent or Lenders may request, (iv) Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating to such Sale-Leaseback Transaction, (v) upon Agent's or Lenders' request, Borrowers shall deliver or cause to be delivered to Agent, any promissory note or other instrument evidencing such obligations, with an appropriate endorsement or assignment and with full recourse to the Borrower who is the payee thereof, and (vi) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred;

          (j) stock or obligations issued to Borrowers by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrowers in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's or Lenders' request (together with such stock power, assignment or endorsement by Borrowers as Agent or Lenders may request) at any time on or after an Event



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

of Default and prior to an Event of Default if such stock or instrument has a fair market value greater than $500,000;

          (k) obligations of Account Debtors to Borrowers arising from Accounts which are past due evidenced by a promissory note made by such Account Debtor payable to any of Borrowers; provided, that, promptly upon the receipt of the original of any such promissory note by any of Borrowers, such promissory note shall be endorsed to the order of Agent by the Borrower who is the payee and promptly delivered to Agent as so endorsed at any time on or after an Event of Default and prior to an Event of Default if the aggregate amount of all such notes exceeds $250,000;

          (l) loans of money or property to any Person, or investment by capital contribution in any Person or guarantee of the Indebtedness of any Person (other than as otherwise permitted above); provided, that, (i) the total aggregate amount of any such loans, investments or guarantees shall not exceed $1,500,000 at any time outstanding, (ii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (iii) in the case of an investment by capital contribution, at Agent's or Lenders' option, the original of any stock or other instrument evidencing such capital contribution shall be promptly delivered to Agent, together with such stock power, assignment or endorsement as Agent may request, (iv) in the case of loans of money or property, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Agent, at Agent's or Lenders' option, together with an appropriate endorsement and with full recourse to the Borrower or other payee thereof, (v) in the event any such loan, investment or guarantee exceeds $300,000 or all such loans, investments and guarantees then outstanding exceed $300,000 in the aggregate, Agent shall have received (A) not less than one (1) Business Day prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Agent or Lenders may request;

          (m) the existing loans, investments and guarantees set forth on Exhibit K hereto.

     7.6 TRANSACTIONS WITH AFFILIATES. Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly:

          (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any shareholder, officer, director, agent, employee or Affiliate, except: (i) in the ordinary course of and pursuant to the reasonable requirements of a Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transactions with a person who is not an Affiliate, and (ii) purchases of Inventory by Pamida from Seaway on terms and conditions consistent with the current practices of Pamida and Seaway as of the date hereof; or

          (b) make any payment of management fees or of the principal amount of or interest or any Indebtedness owing to any shareholder, officer, director or Affiliate of Borrowers, except: (i) amounts required to be paid for income and other taxes payable by Borrowers or their Subsidiaries and/or under any tax sharing arrangements or similar amounts payable to Holdings in lieu of the payment of taxes; (ii) to the extent permitted under Section 7.6(a) above, (iii) any Subsidiaries of Borrowers may repay Indebtedness at any time owing to Borrowers and either of Borrowers may repay Indebtedness at any time owing to any of its Subsidiaries subject to the terms of the subordination required under
Section 7.5 above and so long as no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred, and (iv) Borrowers and its Subsidiaries may accrue and pay dividends as permitted under Section 7.7 below.

     7.7 DIVIDENDS. Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly, during any fiscal year, commencing with each of its current fiscal year, declare or pay any cash dividends or dividends payable in property other than stock on account of any shares of any class of capital stock of Borrowers or such Subsidiary now or hereafter outstanding, or set apart any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock of Borrowers or such Subsidiary (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than stock or apply or set apart any sums, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except:

          (a) dividends may be accrued and paid by any Subsidiary of either of Borrowers to Borrowers; and

          (b) Pamida may declare and pay dividends to Holdings (including dividends in respect of common and preferred stock) not to exceed, in any fiscal year, in the aggregate, an amount equal to $2,000,000; provided, that, each of the following conditions is satisfied as of the date of the payment of each such dividend, as determined by Agent: (i) no Event of Default, or act, event or condition, which with notice, passage of time or both would constitute an Event of Default, exists or has occurred or would exist or occur after giving effect to the declaration and payment of such dividend, (ii) there are sufficient legally available funds therefor, and (iii) as of the date of such payment, the Excess Availability for each of the immediately preceding ten (10) days shall have been not less than $5,000,000 and as of the date of such payment and after giving effect thereto, Excess Availability shall be not less than $5,000,000.

     7.8 MAINTENANCE OF EXISTENCE. Each of Borrowers shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.



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

     7.9 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Neither of Borrowers shall, directly or indirectly, without the prior written consent of Agent,

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except that each of Borrowers or its Subsidiaries may merge into or with the other Borrower or its Subsidiaries, provided, that, (i) Agent shall have received not less than thirty (30) Business Days prior written notice of the intention of Borrowers or their Subsidiaries to so merge and such other information in connection therewith as Agent or Lenders may request, (ii) as of the effective date of the merger and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate of merger as filed with the appropriate Secretary of State, (iv) the surviving entity shall immediately upon the effectiveness of the merger expressly assume in writing pursuant to an agreement, in form and substance satisfactory to Agent and Lenders, all of the Obligations and the Financing Agreements and execute and deliver such other agreements, documents and instruments as Agent or Lenders may request in connection therewith; (v) the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions, have a consolidated net worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the consolidated net worth of Pamida immediately prior to such transaction or series of transactions; (vi) each of Guarantors shall ratify and confirm that their respective guarantees of the Obligations and, as to Holdings, its obligations under the Pledge and Security Agreement by Holdings in favor of Agent and Lenders, shall apply to the Obligations as assumed by such surviving entity; (vii) all of the capital stock of Pamida or such surviving entity shall be pledged to the same extent as provided herein and in the Pledge and Security Agreement by Holdings in favor of Agent and Lenders; and (viii) neither Pamida nor any Subsidiary would thereupon become obligated with respect to any Indebtedness, nor any of its property become subject to any lien, unless Pamida or such Subsidiary could incur such Indebtedness or create such lien hereunder; or

          (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or Indebtedness to any other Person or any of their respective properties or assets to any other Person, except for:

               (i) sales of Inventory in the ordinary course of business,

               (ii) sales of worn-out or obsolete equipment,

               (iii) sales of specific fixed assets pursuant to a Sale-Leaseback Transaction permitted under Section 7.5(i) hereof and sales of specific fixed assets (other than the Collateral) pursuant to any other Sale-Leaseback Transaction, provided, that, the Indebtedness



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

of a Borrower arising pursuant to such other Sale-Leaseback Transaction is otherwise permitted hereunder,

               (iv) sales of equipment in a manner and amounts consistent with Borrowers' current practices as of the date hereof (other than as permitted under clause (v) below), provided, that, (A) the total aggregate amount of the net book value of any equipment sold in any fiscal year shall not exceed $1,500,000, (B) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and (C) at the option of Agent or Lenders, any net cash proceeds received by Borrowers pursuant thereto shall be paid to Agent for application to the Obligations, or

               (v)  sales or other  dispositions  by a  Borrower  of  assets  in connection with the closing or sale of a retail store location of such Borrower in the ordinary course of such Borrower's business which consist of leasehold interests in the premises of such store, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales, (A) on the date of, and after giving effect to, any such sale, in any calendar year, such Borrower shall not have closed or sold retail store locations accounting for more than ten (10%) percent of all sales of such Borrower in the immediately preceding twelve (12) month period, (B) Agent shall have received not less than ten (10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred, (D) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length transaction, and (E) any and all net proceeds payable or delivered to such Borrower in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Agent, for the ratable benefit of Lenders, in accordance with the terms of this Agreement either, at Agent's option, for application to the Obligations in accordance with the terms hereof (except to the extent such proceeds reflect payment in respect of indebtedness secured by a properly perfected first priority security interest in the assets sold, in which case, such proceeds shall be applied to such indebtedness secured thereby) or to be held by Agent as cash collateral for the Obligations on terms and conditions acceptable to Agent; or

               (c) wind up, liquidate or dissolve; or

               (d)  agree to do any of the foregoing.

     7.10 COMPLIANCE WITH LAWS, REGULATIONS, ETC.

               (a) Each of Borrowers shall, and shall cause each Subsidiary to, at all times comply in all material respects with all applicable provisions of laws, rules, regulations,



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

licenses, permits, approvals and orders and duly observe all material requirements, of any foreign, federal, state or local governmental authority, including, without limitation, ERISA, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder, all federal, state and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all federal, state and local statutes, regulations, rules and orders pertaining to sales of consumer good (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

               (b) Each of Borrowers shall, and shall cause each Subsidiary to, take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Agent with regard to such response. If either of Borrowers receives any notice of (i) the happening of any event involving the use, spill, discharge or clean-up of any Hazardous Material which does or may result in any material liability or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting Borrowers from any Person which does or may result in any material liability, including, but not limited to, the United States Environmental Protection Agency or any state or local environmental agency or authority, then Borrowers shall give within five (5) Business Days both oral and written notice of same to Agent. Without limiting the generality of the foregoing, whenever there is non-compliance, or any condition which requires any action by or on behalf of Borrowers in order to avoid any non-compliance, with any Environmental Law, Borrowers shall, at Agent's request and Borrowers' expense: (A) cause an independent environmental engineer acceptable to Agent and Lenders to conduct such tests of the site where Borrowers' noncompliance or alleged non-compliance with Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent and Lenders a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (B) provide to Agent and Lenders a supplemental report of such engineer whenever the scope of such non-compliance, or Borrowers' response thereto or the estimated costs thereof, shall change in any material respect.

     7.11 PAYMENT OF TAXES AND CLAIMS. Each of Borrowers shall, and shall cause each Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or them or its or their properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers prior to the date on which penalties attach thereto and with respect to which adequate reserves have been set aside. Borrowers shall be liable for any tax or penalty imposed upon any transaction under this Agreement or any of the other Financing Agreements or giving rise to any Collateral or which Agent and/or Lenders may be required to withhold or pay for any reason and Borrowers shall indemnify and hold Agent and Lenders harmless with respect thereto, and repay to Agent and Lenders on demand the amount thereof, and, until paid by Borrowers, such amount shall be added and deemed part of the Obligations, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income tax attributable to the income of Agent or Lenders from any amounts charged or paid hereunder to Agent or Lenders.

     7.12 PROPERTIES IN GOOD CONDITION.

               (a) Each of Borrowers shall keep its properties used in the conduct of its business, and shall cause each of its Subsidiaries to keep their properties used in the conduct of their businesses, in good repair, working order and condition (reasonable wear and tear excepted) and, from time to time, make and cause its Subsidiaries to make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management. The Inventory and the machinery and equipment of each of Borrowers shall only be used in its business and not for personal, family, household or farming use.

               (b) All of the Inventory of each of Borrowers is and shall be held for sale, or to be furnished in connection with the rendition of services, in the ordinary course of Borrowers' businesses, and is and will be fit for such purposes. Each of Borrowers shall keep the Inventory in good and marketable condition, at its own expense. Each of Borrowers shall not acquire or accept any Inventory on consignment or approval or sell any Inventory on a bill-and-hold, guaranteed sale or sale on approval basis, except to the extent such Inventory is specifically reported to Agent in such manner and at such time or times as Agent may require. Each of Borrowers agrees that all Inventory produced by them shall be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder.

     7.13 INSURANCE. Each of Borrowers shall at all times maintain with financially sound and reputable insurers, insurance with respect to the Collateral and its other properties and assets against loss or damage of the kind and in the amounts customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated and Borrowers shall maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them and occurring in connection with the use (or otherwise) of any products manufactured or sold by them, and worker's compensation insurance (except as to worker's compensation insurance to the extent Borrowers are self-insured with respect thereto). Said policies of insurance shall be reasonably satisfactory to Lenders as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Agent and Lenders as proof of such insurance, and, if they fail to do so, Agent and Lenders are authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent and Lenders of any cancellation or reduction of coverage and that Agent may act as attorney for Borrowers in obtaining (if Borrowers fail to do so), and at any time on or after the occurrence of an Event of Default, adjusting and settling in a commercially reasonable manner, and at such time as Agent or any Lender may have commenced the exercise of its rights or remedies, with respect to the Collateral, amending and canceling such insurance. Borrowers shall obtain non-contributory lender's loss payable endorsements to all applicable insurance policies with respect to the Collateral in form and substance reasonably satisfactory to Lenders specifying that the proceeds of such insurance shall be payable to Agent and Lenders as their interests may appear and further specifying that Lenders shall be paid regardless of any act or omission by Borrowers. At their option, Agent and Lenders may apply any insurance proceeds received by Agent or Lenders at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent, in its discretion, may determine.

     7.14 APPRAISALS AND INVENTORY REPORTS.

               (a) Upon the request of Agent or Lenders, Borrowers shall, at Borrowers' expense, no more than once every six (6) months, but at any time or times as Agent may request on or after an Event of Default (which has not been waived), deliver, or cause to be delivered, to Agent written reports or appraisals of any or all of the Collateral in form, scope and methodology, and by an appraiser acceptable to Agent and Lenders which shall be addressed to Agent and upon which Agent is expressly permitted to rely. Such reports or appraisals as to the Inventory shall list all items and categories thereof, describing the condition of same and setting forth the lower of cost (calculated on a first-in-first-out basis) or fair market value, in such form as is satisfactory to Agent.

               (b) Without limiting the generality of the foregoing, Borrowers shall, at Borrowers' expense, conduct through RGIS Inventory Specialists, Inc., an inventory counting service, or another inventory counting service reasonably acceptable to Agent and Lenders, each of the following which shall be in form, scope and methodology substantially consistent with the current practices of
Borrowers: (i) a physical count of the Inventory located at several different locations of Borrowers at least six (6) times per calendar year and (ii) a physical count of all of the Inventory at such other times as Agent or Lenders reasonably request. Borrowers shall promptly deliver, or cause to be delivered, to Agent and Lenders a copy of such Inventory counts by RGIS Inventory Specialists, Inc., or other acceptable inventory counting service, and Borrowers shall deliver confirmation in a form satisfactory to Agent and Lenders that appropriate adjustments have been made to the inventory records of Borrowers to reconcile the inventory count to Borrowers' inventory records. (c) Without limiting the generality of the foregoing, Borrowers shall, at Borrowers' expense, if requested by Agent, deliver or cause to be delivered, to Agent, written reports or appraisals as to the Eligible Real Property, in form, scope and methodology acceptable to Agent and Lenders, and by an appraiser acceptable to Agent and Lenders, addressed to Agent and upon which Agent is expressly permitted to rely, not less than once every twelve (12) months or more frequently as Agent may reasonably request.



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

     7.15 COMPLIANCE WITH ERISA.

               (a) Except as permitted in Section 7.15(c) below, neither of the Borrowers shall with respect to all "employee pension benefit plans" maintained by Borrowers or any of its ERISA Affiliates: (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrowers or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan, except as set forth on Exhibit G.

               (b) As used in this Section 7.15, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

               (c)  Notwithstanding  anything to the contrary  contained in this
Section 7.15, Borrowers shall not permit any liability to exist as a result of any violation of any covenants contained in Sections 7.15(a)(ii) through (v) hereof in excess of $500,000 in the aggregate at any one time.

     7.16 NOTICE OF DEFAULT. Promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any condition or event which, with the passage of time or notice or both would constitute such an Event of Default, pursuant to the provisions of this Agreement or the other Financing Agreements, Borrowers shall give Agent written notice thereof specifying the nature of such condition or event.

     7.17 FINANCIAL STATEMENTS AND OTHER INFORMATION.

               (a) Borrowers shall promptly furnish to Agent all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, businesses and operations of Borrowers. Without limiting the foregoing, Borrowers shall furnish to Agent, in such detail as it shall request, the following:

                    (i) As soon as available, but in any event not later than ninety (90) days after the close of each fiscal year, audited consolidated balance sheets, statements of earnings



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

and retained earnings and cash flows for Borrowers and their Subsidiaries for such fiscal year, and the accompanying notes thereto, and, if requested by Agent, unaudited consolidating balance sheets, statements of earnings and retained earnings and cash flows for Borrowers for such fiscal year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail, fairly presenting the financial position and the results of operations of Borrowers and their Subsidiaries as at the date thereof and for the fiscal year then ended, and prepared in accordance with GAAP consistently applied. Such audited consolidated statements of Borrowers and their Subsidiaries shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of a nationally recognized firm of independent certified public accountants selected by Borrowers.

                    (ii) As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter other than the fourth quarter of a fiscal year, consolidated and consolidating unaudited balance sheets of Borrowers and their Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and statements of cash flow for Borrowers and their Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of Borrowers and their Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistently applied. Such statements shall be certified to be correct by the chief financial officer of Borrowers, to the best of his knowledge, subject to normal year-end adjustments.

                    (iii) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated unaudited balance sheets of Borrowers and their Subsidiaries as at the end of such month, and consolidated unaudited statements of income and expenses for Borrowers and their Subsidiaries for such month and for the period from the beginning of the fiscal year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of Borrowers and their Subsidiaries as at the date thereof and for such periods, and prepared substantially in accordance with the current practices of Borrowers. Such statements shall be certified to be correct by the chief financial officer of Borrowers, to the best of his knowledge, subject to normal year-end adjustments.

                    (iv) With each of the audited financial statements delivered pursuant to Section 7.17(a)(i) above, a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Financing Agreements and that, in examining such financial statements, they did not become aware of any fact or condition of a financial or accounting nature which then constituted an Event of Default, except for those, if any, described in reasonable detail in such certificate.

                    (v) Simultaneously with the delivery of each of the annual audited and quarterly unaudited financial statements as set forth herein, Agent and Lenders shall receive a certificate of the chief financial officer of Borrowers (A) setting forth in reasonable detail the



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

calculations required to establish that Borrowers were in compliance with the covenants set forth in Sections 7.18 and 7.19 hereof during the period covered in such financial statements and (B) stating that, except as explained in reasonable detail in such certificate, and to the best of his knowledge, (1) all of the representations, warranties and covenants of Borrowers contained in this Agreement and the other Financing Agreements are correct and complete as at the date of such certificate and (2) no Event of Default then exists or existed during the period covered by such financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event of Default existed or exists, such certificate shall set forth what action Borrowers have taken or propose to take with respect thereto.

                    (vi) No sooner than ninety (90) days prior to, and no less than, thirty (30) days after the beginning of each fiscal year of Borrowers, projected balance sheets, statements of income and expense, and statements of cash flow for Borrowers and their Subsidiaries as at the end of and for each month of such fiscal year.

                    (vii)  Promptly  after  delivery  thereof,   any  management
letters and reports by such independent certified public accountants to Borrowers or their Subsidiaries.

                    (viii) As reasonably requested by Agent, monthly accounts receivable agings and inventory reports (by product and location), weekly reports of all Inventory purchases (including all costs related thereto, such as freight, duty and taxes), weekly reports of sales of Inventory and downward adjustments of Inventory values, and such schedules of Accounts and Inventory, together with any further financial and other information regarding the Collateral, as Agent and Lenders may request from time to time.

          (b) Borrowers shall promptly notify Agent and Lenders in writing of any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which might result in any material adverse change in its business, properties, assets, goodwill or condition, financial or otherwise.

          (c) Borrowers shall promptly provide Agent and Lenders such budgets, forecasts, projections and other information respecting the business operations and financial or other condition of Borrowers and their Subsidiaries, as Agent and Lenders may, from time to time, reasonably request.

          (d) Agent and Lenders are hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of Borrowers or their Affiliates and Subsidiaries, which may be furnished to it hereunder or otherwise, to any court, regulatory body or agency having jurisdiction over Agent and Lenders or to any other Person which shall, or shall have any right or obligation to, succeed to all or any part of Agent's and Lenders' interests in any of the Revolving Loans, this Agreement, the other Financing Agreements or the Collateral, including, without limitation, any Participant or prospective Participant.



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

          (e) Borrowers hereby irrevocably authorize and direct all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters addressed to the Board of Directors or audit committee, in either case, of a Borrower or Holdings prepared by such accountants or auditors on behalf of Borrowers or Holdings and to disclose to Agent such information as they may have regarding the business of Borrowers, provided, that, (i) Agent shall only request such financial statements, reports, management letters or other information from the accountants or auditors pursuant to such authorization and direction in the event that Borrowers shall not provide any of the same to Agent in accordance with the terms hereof, within five (5) Business Days after any of the same are required to be delivered hereunder and (ii) Agent shall notify Borrowers of any such request concurrently with the making of such request.

     7.18 CAPITAL EXPENDITURES. Pamida and its Subsidiaries shall not, directly or indirectly, make any Capital Expenditures in excess of the following amounts for the fiscal year ending on or about the date indicated:

             FISCAL YEAR ENDING                        AMOUNT
     ---------------------------------               -----------
     (a)  On or about January 31, 1999               $15,000,000

     (b)  On or about January 31, 2000               $20,000,000

     (c)  On or about January 31, 2001               $23,000,000
          and for each fiscal year
          thereafter

     7.19 CONSOLIDATED ADJUSTED CASH FLOW. Pamida and its Subsidiaries shall not permit Consolidated Adjusted Cash Flow to be less than the amount indicated for the following periods:

                    DATE                                   AMOUNT
     -----------------------------------               -------------
     (a)  The fiscal quarter ending
          on or about April 30                         ($10,500,000)

     (b)  The two (2) fiscal quarters,
          cumulatively, ending on or
          about July 31                                ($ 9,500,000)

     (c)  The three (3) fiscal quarters,
          cumulatively, ending on or
          about October 31                             ($ 6,500,000)

     (d)  The four (4) fiscal quarters,
          cumulatively, ending on or
          about January 31                              $ 2,000,000



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

     7.20 FURTHER ASSURANCES. Each of Borrowers has executed or will contemporaneously herewith execute and deliver to Agent and Lenders such of the other Financing Agreements to which it is a party and financing statements pursuant to the UCC, in form and substance satisfactory to Agent and Lenders. Each of Borrowers shall, at its expense, at any time or times duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, UCC financing statements or amendments or continuations thereof, and do or cause to be done such further acts as may be necessary or proper in Agent's and Lenders' opinion to evidence, perfect, maintain and enforce the security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, Borrowers hereby authorize Agent to execute and file one or more UCC financing statements signed only by Agent. Upon the request of Agent or Lenders, at any time and from time to time, Borrowers shall, at their cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers relating to the Collateral (or cause the same to be done) and will deliver to Agent and Lenders such instruments evidencing items of Collateral as may be requested by any of them.


SECTION 8.  EVENTS OF DEFAULT AND REMEDIES

     8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

          (a) Borrowers shall be in default in the payment of any of the Obligations when due; or

          (b) (i) Borrowers or any Obligor fails to perform any of the covenants contained in Sections 7.1, 7.8, 7.10, 7.11, 7.12, 7.15, 7.18, and 7.19 of this
Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of a Borrower or any Obligor of any such covenant or (ii) a Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 8.1(a) and 8.1(b)(i) above; or

          (c) any present or future representation, warranty or statement of fact when made by or on behalf of Borrowers to Agent or Lenders is false or misleading in any material respect; or



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

          (d) a judgment is rendered against either of Borrowers or any other Obligor in excess of $500,000 in any one case or in excess of $1,000,000 in the aggregate and the same shall remain undischarged for a period in excess of sixty
(60) days or execution shall at any time not be effectively stayed; or

          (e) Borrowers or any Obligor shall be generally unable to pay its debts as they mature, suspend or discontinue doing business for any reason, become insolvent, call a meeting of creditors or have a creditors' committee appointed, make a general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts as they become due or shall commence any action or proceeding for the appointment of any trustee, receiver, custodian or liquidator of Borrowers or such Obligor or all or any part of their respective properties or assets; or

          (f) Borrowers or any Obligor shall commence any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation or shall take any corporate action to authorize any of such actions or proceedings; or

          (g) Borrowers or any Obligor shall have commenced against it any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation, or any action or proceeding for the appointment of any trustee, receiver, custodian or liquidator of any of Borrowers or such other Person or all or any part of their respective properties or assets, which is not dismissed within thirty (30) days of its commencement, or Borrowers or such Obligor shall file any answer admitting or not contesting the allegations of a petition filed against it in any such proceeding or by any act or omission indicates its consent to, acquiescence in or approval of, any such action or proceeding or if the relief requested is granted sooner; or

          (h) any guarantee of the Obligations shall at any time cease to be in full force and effect, or shall be declared void or invalid or the validity or enforceability thereof shall be contested or any party thereto shall deny it has any further liability or obligation, or shall fail to perform its obligations, under the any such guarantee; or

          (i) Borrowers or any Obligor shall default in the payment of any amounts at any time due on any Indebtedness for borrowed money, capitalized lease obligations or any contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument at any time owing to any Person other than Agent or Lenders (including, but not limited to, the Indebtedness evidenced by the Senior Subordinated Notes) in excess of $1,000,000 or in the performance of any other terms or covenants or any evidence of same or other material agreement relating thereto or securing same or with respect to any material contract, lease, license or other obligation owed to any Person other than Agent or Lenders, if such default might result in liability in excess of $1,000,000, which default continues for more than the applicable grace or cure period, if any, with respect thereto;

          (j) a Change of Control shall occur; or

          (k) after the date hereof, any act, condition or event shall exist or have occurred which has a material adverse effect upon the assets of a Borrower, or the Collateral or the value thereof, or the legality, validity or enforceability of this Agreement or any of the other Financing Agreements, or the legality, validity or enforceability, perfection or priority of the security interest or liens of Agent or Lenders on the Collateral or any other property which is security for the Obligations or the ability of Borrowers to repay the Obligations or of a Borrower or any Obligor to perform its obligations under this Agreement or any of the other Financing Agreements; or

          (l) the occurrence of any default or event of default under any of the other Financing Agreements, after giving effect to any grace or cure period provided for therein.

     8.2 REMEDIES.

          (a) Without limiting Agent's and Lenders' rights to demand payment sooner as provided in this Agreement, upon or at any time after the occurrence or existence of any one or more of such Events of Default, upon termination of this Agreement or the other Financing Agreements, or if this Agreement and the other Financing Agreements are not renewed, in addition to any other rights Agent and Lenders may have under the Financing Agreements or otherwise:

               (i) Agent or Lenders may, at any time thereafter, at their option, without presentment for payment, demand, notice of dishonor or notice of protest or any other or further notice, all of which are hereby expressly waived by Borrowers, declare any or all of the Obligations to be immediately due and payable, together with interest at the highest rate of interest hereunder until fully and indefeasibly paid; and

               (ii) each Participant, to the fullest extent permitted by applicable law, shall have the right to (A) set off against the Obligations any and all deposits (whether general or special, time or demand, provisional or final), credits, balances, accounts, monies or other assets which are the property of Borrowers and held by such Participant or owed by such Participant to Borrowers and (B) remit the same to Agent for application to the Obligations;

               (iii) without further notice to Borrowers appropriate, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as Agent and Lenders shall determine, enforce payment of any Collateral, settle, compromise or release in whole or in part, any amounts owing on the Collateral, make allowances and adjustments with respect thereto, issue credits in Agent's or Borrowers' name, sell, assign and deliver the Collateral (or any part thereof), at public or private sale, for cash, upon credit or otherwise, at Agent's and Lenders' option and discretion, and Agent and Lenders may bid or become purchaser at any such sale, if public, free from any right of redemption which is hereby expressly waived;

               (iv) without limiting the generality of the foregoing, Agent and Lenders are hereby authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Agent or Lenders to or for the credit or the account of Borrowers against any and all of the Obligations, whether or not then due and payable;

               (v) Agent and Lenders shall have the right, without notice to Borrowers (except as otherwise expressly provided herein), at any time and from time to time in its discretion, with or without judicial process or the aid or assistance of others and without cost to Agent or Lenders (A) to enter upon any premises on or in which any of the Inventory may be located and, without resistance or interference by Borrowers, take possession of the Inventory; (B) to complete processing, manufacturing and repair of all or any portion of the Inventory; (C) to sell, foreclose or otherwise dispose of any part or all of the Inventory on or in any premises of Borrowers or premises of any other party; (D) to require Borrowers, at their expense, to assemble and make available to Agent and Lenders any part or all of the Inventory at any reasonable place and time designated by Agent or Lenders; and (E) to remove any or all of the Inventory from any premises on or in which the same may be located, for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose.

          (b) Agent and Lenders shall have all of the rights and remedies of a secured party under the UCC or applicable law of any other State in which any Collateral may be situated, in addition to all of the rights and remedies set forth in this Agreement and the other Financing Agreements, and in any instrument or document referred to herein or therein, and/or under any other applicable law relating to this Agreement, the other Financing Agreements, the Obligations or the Collateral.

          (c) Borrowers agree that the giving of ten (10) days notice to Borrowers by Agent or Lenders at Borrowers' address set forth below, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waives any other notice with respect thereto.

          (d) The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by Agent to the payment of the Obligations in such order as Agent may elect, and Borrowers shall remain liable to Agent and Lenders for any deficiency. Without limiting the generality of the foregoing, if Agent enters into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, Agent shall have the option, at any time, in its discretion, to reduce the Obligations by the principal amount of such credit transaction or to defer the reduction thereof until actual receipt by Agent of cash or other immediately available funds in connection therewith.

          (e) In the event Agent or Lenders institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy or otherwise, Borrowers hereby irrevocably waive (i) the posting of any bond, surety or security with respect thereto which might otherwise be required, (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (iii) any requirement that Agent and Lenders retain possession and not dispose of any Collateral until after trial or final judgment.

          (f) Agent and Lenders may, at their option, cure any default by Borrowers under any agreement with any Person, which constitutes, or with notice or passage of time or both would constitute, an Event of Default hereunder or under any of the other Financing Agreements, or pay or bond on appeal any judgment entered against Borrowers (irrespective of the amount of said judgment or the time elapsed since entry thereof), and charge each Borrower's account(s) therefor, such amounts to be repayable by Borrowers on demand, together with interest thereon at the highest rate of interest payable hereunder; provided, however, Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by making any payment for Borrowers' account(s), be deemed to have assumed any obligation or liability of Borrowers.

          (g) The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Agent and Lenders may have under the UCC or other applicable law. Agent and Lenders shall have the right to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

          (h) No act, failure or delay by Agent and/or Lenders shall constitute a waiver of any of the rights and remedies of Agent and Lenders. No single or partial waiver by Agent or Lenders of any provision of this Agreement or any of the other Financing Agreements, or breach or default thereunder, or of any right or remedy which Agent or Lenders may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

          (i) Each of Borrowers waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). Agent and Lenders may, at all times, proceed directly against either or both Borrowers to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect any rights in the Collateral.

SECTION 9.  COLLECTION AND ADMINISTRATION

     9.1 COLLECTIONS; MANAGEMENT OF COLLATERAL.

          (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked
Accounts"), as Agent may specify, with such banks as are acceptable to Agent into which Borrowers shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Agent and Lenders, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, at such time as Lender shall direct, all funds received or deposited into the Blocked Accounts to such bank account of Agent as Agent may from time to time designate for such purpose ("Payment Account"). Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrowers as Borrowers may specify in writing to Agent until such time as Agent shall notify the depository bank otherwise. Agent may instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time that either: (i) an Event of Default, or an act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (ii) Excess Availability shall be less than $10,000,000 for fifteen (15) consecutive Business Days. Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise, shall be the property of Lender.

          (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds by Agent in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practice as in effect from time to time by 12 noon, New York City time, on such day, and if not, then on the next Business Day. For purposes of calculating the amount of the Loans available to Borrowers, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time by 12 noon, New York City time, on such day, and if not, then on the next Business Day.

          (c) Borrowers and all of their Subsidiaries, shareholders, directors, employees, agents and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent,



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

any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower's own funds. Borrowers agree to reimburse Agent and Lenders on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of any payments by Agent or Lenders to or indemnification of such bank or person. The obligation of Borrowers to reimburse Agent and Lenders for such amounts pursuant to this Section 9.1 shall survive the termination or non-renewal of this Agreement.

          (d) Borrowers shall immediately upon obtaining knowledge thereof report to Agent all reclaimed, repossessed or returned goods (other than returns in the ordinary course of business of Borrowers which shall only be reported to Agent with such frequency and in such manner as Agent may reasonably require), material claims of Account Debtors and any other matter affecting the value, enforceability or collectibility of any Account. At Agent's request, any goods reclaimed or repossessed by or returned to Borrowers will be set aside, marked with Agent's name and held by Borrowers for the account of Agent and Lenders and subject to the security interests of Agent and Lenders. All claims and disputes relating to Accounts are to be promptly adjusted within a reasonable time, at Borrowers' own cost and expense. Agent may, at its option, settle, adjust or compromise claims and disputes relating to Accounts which are not adjusted by Borrowers within a reasonable time.

     9.2 RIGHT OF INSPECTION; ACCESS. Agent and Lenders and their respective representatives shall, at all times during normal business hours, have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of the books and records of Borrowers to confirm and verify all Accounts, to perform general audits and to do whatever else Agent and/or Lenders deem necessary to protect the interests of Lenders. At any time on or after an Event of Default, Agent and Lenders may at any time during normal business hours examine on the premises of Borrowers or require Borrowers or any accountants and auditors employed by Borrowers to deliver copies of any books and records and Agent and Lenders may, without cost or expense to them, use such of Borrowers' personnel, supplies, computer equipment and space at its places of business as may be reasonably necessary for the handling of collections.

     9.3 SPECIFIC POWERS. Each of Borrowers hereby constitutes Agent and its designees, as its attorney-in-fact, with power of substitution, at the cost and expense of Borrowers, to exercise at any time all or any of the following powers which appointment, being coupled with an interest, shall be irrevocable until all Obligations have been indefeasibly paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Agent or Borrowers, any and all checks, notes, drafts, remittances and other instruments and documents or chattel paper relating to the Collateral; (b) to transmit to Account Debtors notice of the interest of Agent and Lenders therein and to request from such Account Debtors at any time, in the name of Agent or Lenders or that of Agent's designee, information concerning the



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

Collateral and the amounts owing thereon; (c) on or after the occurrence of an Event of Default, or an act, condition or event which with notice, passage of time or both would constitute an Event of Default, to notify Account Debtors to make payment directly to Agent; (d) on or after the occurrence of an Event of Default, or an act, condition or event which with notice, passage of time or both would constitute an Event of Default, to take or bring, in the name of Agent or Borrowers, all steps, actions, suits or proceedings deemed by Agent necessary or desirable to effect collection of the Collateral; and (e) to execute in Borrowers' name and on its behalf any UCC financing statements or amendments thereto. Each of Borrowers hereby releases Agent and each of Lenders and their respective officers, employees and designees, from any liability arising from any act or acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for Agent's or Lenders' gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

SECTION 10.  EFFECTIVE DATE; TERMINATION; COSTS; MISCELLANEOUS

     10.1 AGENT. Each of Lenders hereby appoints the Agent and the Agent hereby agrees to act as agent under this Agreement and the other Financing Agreements. The Agent shall have and may exercise such powers as are delegated to the Agent by the terms hereof and of the Co-Lending and Agency Agreement, dated March 23, 1993, by and among Agent and Lenders, as amended. Each of Lenders hereby authorizes, consents and directs Borrowers to deal with the Agent as the true and lawful agent of such Lender to the extent set forth herein and at any time directed by such Lender.

     10.2 TERM.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lenders or both Borrowers (but not either Borrower alone) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least ninety (90) days prior written notice. This Agreement and all other Financing Agreements must be terminated simultaneously.

          (b) In addition, without limiting the foregoing, upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default, Agent and Lenders may, at their option, without notice, cease or suspend the making of Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers.



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

          (c) Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Agent for the account of Lenders in full, all outstanding and unpaid Obligations (including, but not limited to, the Loans and all interest, fees (including the early termination fees provided herein, if applicable), charges, expenses and other amounts provided for hereunder, under the other Financing Agreements or otherwise) and shall furnish cash collateral to Agent in such amounts as Agent determines are reasonably necessary to secure Agent from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent has not yet received final and indefeasible payment. Such payments and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrowers for such purpose. Interest at the Interest Rate shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Agent are received in such bank account later than 12:00 noon, New York, New York time.

          (d) No termination of the Financing Agreements shall relieve or discharge Borrowers of their duties, obligations and covenants under the Financing Agreements until all Obligations have been fully indefeasibly discharged and paid, and Agent's and Lenders' continuing security interests in the Collateral shall remain in effect until all such Obligations have been fully and indefeasibly discharged and paid.

          (e) If Lenders terminate this Agreement or the other Financing Agreements upon the occurrence of an Event of Default or, subject to Section 3.10(e) hereof, at the request of Borrowers prior to the Renewal Date, or prior to any subsequent anniversary of the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lenders' lost profits as a result thereof, Borrowers hereby agree to pay to Agent for the account of Lenders, upon the effective date of such termination, an early termination fee in an amount equal to:

               (i) two (2%) percent of the Maximum Credit, if such termination is effective on or prior to the first anniversary of this Agreement; or

               (ii) one (1%) percent of the Maximum Credit, if such termination is effective after the first anniversary of this Agreement but on or prior to the second anniversary of this Agreement; or

               (iii) one-half of one (1/2%) percent of the Maximum Credit, if such termination is effective after the second anniversary of this Agreement but on or prior to the date which is one hundred eighty (180) days prior to the third (3rd) anniversary of this Agreement; or

               (iv) zero (0%) percent, if such termination is effective after the date which is one hundred eighty (180) days prior to the third (3rd) anniversary of this



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

Agreement and on or prior to the third (3rd) anniversary of this Agreement; or

               (v) one-half of one (1/2%) percent of the Maximum Credit, if such termination is effective after the third (3rd) anniversary of this Agreement and during any renewal period.

Such early termination fee shall be presumed to be the amount of damages sustained by said early termination and Borrowers agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 10.2 shall be deemed included in the Obligations.

     10.3 EXPENSES AND ADDITIONAL FEES.

               (a) Each of Borrowers shall pay to Agent on demand all reasonable costs and expenses that Agent and Lenders pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Financing Agreements, including, without limitation: (i) reasonable attorneys' and paralegals' fees and disbursements of counsel to Agent and Lenders and any Participant (including allocated costs of in-house counsel); (ii) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements, and allocated costs of in-house counsel) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Financing Agreements and the transactions contemplated thereby; (iii) costs and expenses of lien and title searches and title insurance; (iv) taxes, fees and other charges for recording any agreements or documents with the Office of Patents and Trademarks, the Copyright Office or any other governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Agent and Lenders in the
Collateral; (v) sums paid or incurred to pay any amount or take any action required of Borrowers under the Financing Agreements that Borrowers fail to pay or take; (vi) costs of appraisals and environmental audits (including allocated costs for in- house appraisals or environmental reviews), inspections, and verifications of the Collateral (except not for any audit or field examination charges and expenses); (vii) reasonable costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining payment accounts and lock boxes; (viii) costs and expenses of preserving and protecting the Collateral; and (ix) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements and allocated costs of in-house counsel) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Agent and Lenders, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement and the other Financing Agreements, or to defend any claims made or threatened against Agent and Lenders arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Borrowers.



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          (b) Each of  Borrowers  shall  pay to Agent and  Lenders  all of their customary charges and fees in connection with (i) any payment, claim or refund relating to the dishonor of any checks or other items of any of Borrowers or Account Debtors, and (ii) wire transfers to Borrowers.

          (c) All sums provided for in this Section 10.3 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the applicable rate of interest then payable hereunder. Agent is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Agent with respect to Borrowers.

     10.4 SURVIVAL OF AGREEMENT. All agreements, representations and warranties contained herein or made in writing by the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the other Financing Agreements and the consummation of the transactions contemplated herein or therein regardless of any investigation made by or on behalf of Lenders.

     10.5 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising on the part of Agent or Lenders any right, power or privilege under this Agreement or under any of the other Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. No notice to or demand on Borrowers not required hereunder or any of the other Financing Agreements shall entitle Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agent and Lenders to any other or further action in any circumstances without notice or demand. The rights and remedies of Agent and Lenders under this Agreement, the other Financing Agreements and any other present and future agreements between Agent, Lenders and Borrowers are cumulative and not exclusive of any rights or remedies provided by law or under any of the Financing Agreements or such other agreements and all such rights and remedies may be exercised successively or concurrently.

     10.6 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Agent and Lenders at their address set forth below and to Borrowers at their chief executive offices set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provisions, and (b) deemed to have been given or made if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):



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

          If to Borrowers:    Pamida, Inc.
                              8800 F Street
                              Omaha, Nebraska 68127
                              Attention: Chief Financial Officer

          If to Agent
          or Congress:        Congress Financial Corporation (Southwest)
                              1201 Main Street
                              Dallas, Texas 75250
                              Attention: Mr. Edward B. Franco

          If to BABC:         BankAmerica Business Credit Inc.
                              40 East 52nd Street
                              New York, New York 10022
                              Attention: Senior Vice President
                              and Divisional Manager

     10.7 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior and contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

     10.8 AMENDMENTS AND WAIVERS. Neither this Agreement, nor any of the other Financing Agreements or any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     10.9 APPLICABLE LAW. The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent otherwise specifically provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

     10.10 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any Lender may, after notice to Borrowers, assign its rights



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and  delegate  its  obligations  under this  Agreement  and the other  Financing
Agreements. In addition, any Lender may, after notice to Borrowers, sell participations in, all or any part of the Loans, or any other interest herein to another financial institution or other person. Agent and Lenders may furnish any information concerning Borrowers in the possession of Agent and Lenders from time to time to assignees and Participants or prospective assignees and Participants.

     10.11 PARTIAL INVALIDITY. If any provision of this Agreement or the other Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the other Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

     10.12 HEADINGS. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

     10.13 PARTICIPANT'S SECURITY INTERESTS. If a Participant shall at any time participate with Lenders in the Loans and Letter of Credit Accommodations, Borrowers hereby grant to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of Borrowers in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct Lender.

     10.14 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR TO ANY OF THE FOREGOING, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF OR PURSUANT TO THE OTHER FINANCING AGREEMENTS, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN BORROWERS AND AGENT AND/OR LENDERS.

     10.15 WAIVER OF COUNTERCLAIMS; JURISDICTION; SERVICE OF PROCESS. EACH OF BORROWERS HEREBY WAIVES ALL RIGHTS OF SETOFF AND RIGHTS TO IMPOSE COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL, OR ANY TRANSACTION BETWEEN THE PARTIES HERETO, AND IRREVOCABLY CONSENTS AND SUBMITS



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TO THE  NONEXCLUSIVE  JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK
IN NEW YORK CITY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE DISTRICT COURT OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT FOR THE NORTHERN DISTRICT OF TEXAS AND THE COURTS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED AND OF ANY FEDERAL COURT LOCATED IN SUCH STATES IN CONNECTION WITH ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY DOCUMENT, INSTRUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR TO ANY OF THE FOREGOING. IN ANY SUCH LITIGATION, EACH OF BORROWERS WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AND BY TELECOPIER, DIRECTED TO IT AT ITS CHIEF EXECUTIVE OFFICE SET FORTH HEREIN, OR DESIGNATED IN WRITING PURSUANT TO THIS AGREEMENT, OR IN ANY OTHER MANNER PERMITTED BY THE RULES OF SAID COURTS. WITHIN THIRTY (30) DAYS AFTER SERVICE, THE BORROWERS NAMED IN SUCH SUMMONS, COMPLAINT OR OTHER PROCESS SHALL APPEAR TO ANSWER SUCH SUMMONS, COMPLAINT OR OTHER PROCESS, FAILING WHICH BORROWERS SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY LENDERS AGAINST SUCH BORROWERS FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

     10.16 INDEMNIFICATION. Each of Borrowers hereby indemnifies, defends and holds each of Agent and Lenders, and its directors, officers, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, penalties or expenses imposed on, incurred by or asserted against any of them, except as a result of Agent's or Lenders' gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, whether direct, indirect or consequential arising out of or by reason of any litigation, investigations, claims, or proceedings (whether based on any federal, state or local laws or other statutes or regulations, including, without limitation, securities, environmental, or commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) commenced or threatened, which arise out of or are in any way based upon the negotiation, preparation, execution, delivery, enforcement, performance or administration of this
Agreement, any of the other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission to act, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel reasonably incurred in connection with any such litigation, investigation, claim or proceeding. Agent shall provide notice to Borrowers of any litigation for which Agent may seek indemnification under this Section
10.16. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against Borrowers, or by Borrowers or any other party against Agent and/or Lenders, which in Agent's or such Lender's discretion makes it advisable for Agent or such Lender to seek



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counsel for protection and preservation of its liens and security interests,  or to defend its own interest, such expenses and counsel fees shall be allowed to Agent or such Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it is violative of any law or public policy, each of Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Agent and/or Lenders. The provisions of this Section 10.16 shall survive the termination of this Agreement and the other Financing Agreements and the repayment of the Obligations. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

     10.17 TEXAS DTPA WAIVER AND RELATED MATTERS.

          (a) Each of Borrowers hereby waives all provisions of the Deceptive Trade Practices Act-Consumer Protection Act ("DTPA"), other than Section 17.555, pertaining to contribution and each of Borrowers (i) has assets of $5,000,000 or more, (ii) has knowledge and experience in financial and business matters that enable each of Borrowers to evaluate the merits and risks of this transaction, and (iii) is not in a significantly disparate bargaining position relative to Agent or Lenders.

          (b) THE NOTICE IN THIS SECTION 10.17(B) RELATES TO ALL OF THE FINANCING AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          (c) The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes), Article 5069-15, as amended, are specifically declared by all parties hereto not to be applicable to this Agreement or to any of the other agreements executed in connection herewith or to the transactions contemplated hereby or thereby.

     10.18 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by Agent, Lenders and Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.


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     IN WITNESS WHEREOF, Agent, Lenders and Borrowers have caused these presents to be duly executed as of the day and year first above written.


AGENT                                   BORROWERS

CONGRESS FINANCIAL CORPORATION          PAMIDA, INC.
  (SOUTHWEST), Agent
                                        By:____________________

By:____________________                 Title:_________________

Title:_________________

                                        SEAWAY IMPORTING COMPANY

                                        By:____________________

                                        Title:_________________


                                        LENDERS

CONGRESS FINANCIAL CORPORATION          BANKAMERICA BUSINESS CREDIT, INC.
(SOUTHWEST)

By:____________________                 By:____________________

Title:_________________                 Title:_________________



COMMITMENT:                             COMMITMENT:
-----------                             -----------
$75,000,000                             $50,000,000

COMMITMENT PERCENTAGE:                  COMMITMENT PERCENTAGE:
----------------------                  ----------------------
         60%                                     40%



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